                                                                    EXHIBIT 2.02

                                                                    Final Master
                                                                    ------------
                                                                   July 18, 2000



                    ________________________________________

                          MASTER TRANSACTION AGREEMENT
                    ________________________________________

                                     AMONG

                              AT HOME CORPORATION,

                     UNITED PAN-EUROPE COMMUNICATIONS N.V.

                                      and

                             UNITEDGLOBALCOM, INC.

                               Table of Contents

ARTICLE I  DEFINITIONS...................................................................................    1

         SECTION 1.01.  Certain Defined Terms............................................................    1

ARTICLE II  PURPOSE AND SCOPE OF THE AGREEMENT...........................................................   11

         SECTION 2.01.  Business Purpose and Formation...................................................   11

         SECTION 2.02.  Exclusivity......................................................................   13

         SECTION 2.03.  Formation of Holding Companies...................................................   18

ARTICLE III  CLOSING AND CONDITIONS TO CLOSING...........................................................   18

         SECTION 3.01.  Closing..........................................................................   18

         SECTION 3.02.  Conditions to Obligations of all Parties.........................................   19

         SECTION 3.03.  Conditions to Obligations of At Home and Excite Holdings.........................   20

         SECTION 3.04.  Conditions to the Obligations of chello Holdings, UPC and UGC....................   21

         SECTION 3.05.  Closing Deliveries...............................................................   22

ARTICLE IV REPRESENTATIONS AND WARRANTIES OF CHELLO HOLDINGS, UPC AND UGC................................   22

         SECTION 4.01.  Joint and Several Representations and Warranties of chello Holdings, UPC and UGC.   22

         SECTION 4.02.  Several Representations and Warranties of chello Holdings, UPC and UGC...........   24

ARTICLE V REPRESENTATIONS AND WARRANTIES OF AT HOME AND EXCITE HOLDINGS..................................   27

         SECTION 5.01.  Joint and Several Representations and Warranties of At Home and Excite Holdings..   27

         SECTION 5.02.  Several Representations and Warranties of At Home and Excite Holdings............   30

ARTICLE VI COVENANTS.....................................................................................   32

         SECTION 6.01.  Mutual Confidentiality...........................................................   32

         SECTION 6.02.  Regulatory and Other Authorizations; Notices and Consents........................   33

         SECTION 6.03.  Notice of Developments...........................................................   34

         SECTION 6.04.  No Solicitation or Negotiation...................................................   34

         SECTION 6.05.  No Solicitation of Employees.....................................................   35

         SECTION 6.06.  Compliance; Non-contravention....................................................   35

         SECTION 6.07.  Further Actions..................................................................   35

         SECTION 6.08.  Modifications to Structure.......................................................   35

         SECTION 6.09.  Equity-Based Compensation........................................................   35

         SECTION 6.10.  At Home Employee Matters.........................................................   39

         SECTION 6.11.  chello Employee Matters..........................................................   41

         SECTION 6.12.  Change of Control to a Competing Person..........................................   44

         SECTION 6.13.  Access to Information; Cooperation...............................................   47

         SECTION 6.14.  Consents.........................................................................   48

         SECTION 6.15.  Certain chello Holdings, UPC and UGC Covenants...................................   50

         SECTION 6.16.  Certain Excite Holdings and At Home Covenants....................................   50

         SECTION 6.17.  Franchise Agreements.............................................................   50

         SECTION 6.18.  Certain Tax Matters..............................................................   51

         SECTION 6.19.  .................................................................................   51

         SECTION 6.20.  Conduct of Business Pending Closing..............................................   51

         SECTION 6.21.  The IPO..........................................................................   55

         SECTION 6.22.  Additional Documents.............................................................   55

         SECTION 6.23.  Post Closing Funding.............................................................   55

         SECTION 6.24.  No Misuse........................................................................   56

         SECTION 6.25.  [*]..............................................................................   57

         SECTION 6.26.  Certain Other Matters............................................................   57

ARTICLE VII INDEMNIFICATION..............................................................................   58

         SECTION 7.01.  Indemnification by chello Holdings, UPC and UGC..................................   58

         SECTION 7.02.  Indemnification by At Home and Excite Holdings...................................   59

         SECTION 7.03.  Indemnification Procedures.......................................................   59

[*]= CERTAIN INFORMATION HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

         SECTION 7.04.  Indemnification to Benefit BH and BOC............................................   60

         SECTION 7.05.  Limitation on Damages............................................................   60

ARTICLE VIII TERM AND TERMINATION........................................................................   60

         SECTION 8.01.  Term of the Agreement............................................................   60

         SECTION 8.02.  Termination by At Home or UPC....................................................   61

         SECTION 8.03.  Effect of Termination............................................................   62

ARTICLE IX DISPUTE RESOLUTION............................................................................   62

         SECTION 9.01.  Negotiation Between Executives...................................................   62

         SECTION 9.02.  Jurisdiction; Waiver of Jury Trial...............................................   63

         SECTION 9.03.  Irreparable Harm.................................................................   63

ARTICLE X  MISCELLANEOUS PROVISIONS......................................................................   63

         SECTION 10.01.  No Agency or Partnership........................................................   63

         SECTION 10.02.  Expenses........................................................................   64

         SECTION 10.03.  Notices.........................................................................   64

         SECTION 10.04.  Headings........................................................................   65

         SECTION 10.05.  Severability....................................................................   65

         SECTION 10.06.  Entire Agreement................................................................   65

         SECTION 10.07.  Assignment......................................................................   65

         SECTION 10.08.  No Third Party Beneficiaries....................................................   66

         SECTION 10.09.  No Broker's Fees................................................................   66

         SECTION 10.10.  Amendment.......................................................................   66

         SECTION 10.11.  Governing Law...................................................................   66

         SECTION 10.12.  Counterparts....................................................................   66

         SECTION 10.13.  Press Releases..................................................................   66

         SECTION 10.14.  Code names......................................................................   66

          THIS MASTER TRANSACTION AGREEMENT, dated as of July 18, 2000, among At Home Corporation, a corporation organized under the laws of Delaware ("At
                                                                       --
Home"), United Pan-Europe Communications N.V., a company organized under the
----
laws of The Netherlands ("UPC") and UnitedGlobalCom, Inc., a corporation
                          ---
organized under the laws of Delaware ("UGC").
                                       ---

                              W I T N E S S E T H

          WHEREAS, At Home is a leading broadband internet access and content provider in the United States and Canada, and has certain operations and interests outside the United States and Canada;

          WHEREAS, chello broadband N.V., a company organized under the laws of the Netherlands ("chello"), is a leading international broadband internet access
                  ------
and content provider;

          WHEREAS, certain of At Home's operations and interests outside the United States and Canada will on the Closing Date be held by Excite Holdings Corporation ("Excite Holdings"), a Delaware corporation to be formed by At Home
              ---------------
prior to Closing;

          WHEREAS, prior to Closing, UPC and UGC will form chello Holdings C.V., a Dutch commanditaire vennootschap or other type of Dutch entity ("chello
                                                                   ------
Holdings");
--------

          WHEREAS, chello will on the Closing Date be a Subsidiary of chello Holdings;

          WHEREAS, UPC will be the ultimate parent company of chello Holdings, and UGC is the ultimate parent company of UPC and will also hold a minority interest in chello Holdings; and

          WHEREAS, the parties intend to combine the business of chello and certain of the businesses of At Home outside the United States and Canada as hereinafter provided;

          NOW, THEREFORE, the Parties agree as follows:


                                   ARTICLE 1

                                  DEFINITIONS

          SECTION 1.01.  Certain Defined Terms
                         ---------------------

          As used in this Agreement, the following terms shall have the following meanings:

          "Acceptance Notice" has the meaning specified therefor in Section
           -----------------
2.02(c)(i).

          "Acquired Party" has the meaning specified therefor in Section 6.12.
           --------------

          "Action" means any claim, action, suit, arbitration, inquiry,
           ------
proceeding or investigation by or before any Governmental Authority.

          [*]

          "Affiliates" means, with respect to any specified Person, any other
           ----------
Person that directly, through one or more intermediaries, Controls, is Controlled by, or is under common Control with, such specified Person.

          "Agreement" means this agreement, as executed by the parties thereto
           ---------
and as amended from time to time, together with all annexes and exhibits thereto.

          "Announcement" means, with respect to any Change of Control, the first
           ------------
public announcement by an acquiring Person or group seeking to effect a Change of Control of its intention to do so, or by the Person being acquired or any of its Affiliates of discussions concerning a possible Change of Control, an intention to effect a Change of Control or any agreement to effect a Change of Control.

          "At Home Contributed Assets" means (i) the At Home Equity Interests,
           --------------------------
(ii) Contributed Subsidiaries, (iii) those other assets, rights or agreements of whatsoever kind and nature, held directly or indirectly by At Home and its Subsidiaries that are to be contributed to the Broadband Operating Company pursuant to Section 3.01(b), as listed and more specifically described in
Section 1.01(b) of the At Home Disclosure Schedule as amended from time to time and (iv) all other assets, rights or agreements of the At Home International Entities, but for the avoidance of doubt excluding those assets listed in
Section 1.01(c) of the At Home Disclosure Schedule.

          "At Home Covered Services" means the Category P Services and the
           ------------------------
Category V Services as further provided in the Technology Licensing Term Sheet.

          "At Home Disclosure Schedule" has the meaning specified therefor in
           ---------------------------
Section 5.01.

          "At Home Equity Interests" means the equity interests in the At Home
           ------------------------
Joint Ventures, in each case held directly or indirectly by At Home listed in
Section 1.01(d) of the At Home Disclosure Schedule intended to be contributed to BOC at Closing.

          "At Home Indemnified Parties" has the meaning specified therefor in
           ---------------------------
Section 7.01(a).

          "At Home International Employees" has the meaning specified therefor
           -------------------------------
in Section 6.10(a).

          "At Home International Entities" means, collectively, the Contributed
           ------------------------------
Subsidiaries, the At Home Equity Interests and the At Home Joint Ventures.

          "At Home IP" has the meaning specified therefor in Section 5.02(e)
           ----------

          "At Home Joint Venture Documents" means those joint venture and other
           -------------------------------
documents related thereto listed in Section 1.01(f) of the At Home Disclosure Schedule.

          "At Home Joint Ventures" means the joint ventures listed in Section
           ----------------------
1.01(e) of the At Home Disclosure Schedule.

[*]= CERTAIN INFORMATION IN THIS EXHIBIT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

          "At Home Material Documents" has the meaning specified therefor in
           --------------------------
Section 5.01(d).

          "At Home Party" has the meaning specified therefor in Section 8.02.
           -------------

          "At Home Plan" has the meaning specified therefor in Section
           ------------
6.09(b)(iii).

          "At Home SEC Reports" means the Annual Report on Form 10-K for At Home
           -------------------
for the year ended December 31, 1999 and any filings made by At Home subsequent thereto under the Exchange Act.

          "At Home Share Issuance" has the meaning specified therefor in Section
           ----------------------
2.02(c)(i).

          "At Home Transfer Documents" means the assignments, deeds of transfer,
           --------------------------
stock powers, conveyances and other transfer documents that are necessary to effect the transfer of the At Home Contributed Assets to the Broadband Operating Company, as listed in Annex A, as amended from time to time.

          "Banks' Valuation Method" has the meaning specified therefor in
           -----------------------
Section 2.02(c)(i).

          "Basic Agreements" means this Agreement, the BH Shareholders'
           ----------------
Agreement, the BOC Limited Partnership Agreement and the Term Sheets.

          "Basket Amount" has the meaning specified therefor in Section 7.03.
           -------------

          "BH Affiliated Companies" has the meaning specified therefor in
           -----------------------
Section 6.10(a).

          "BH Foundation" has the meaning specified therefor in Section 6.09(a).
           -------------

          "BH Group" has the meaning specified therefor in Section 7.01(b).
           --------

          "BH Incentive Plan" has the meaning specified therefor in Section
           -----------------
6.09(a).

          "BH Operating Committee" has the meaning specified therefor in Section
           ----------------------
2.01(f).

          "BH Share Issuance" has the meaning specified therefor in Section
           -----------------
2.02(c)(i).

          "BH Shareholders' Agreement" means the shareholders' agreement among
           --------------------------
BH, BOC, chello Holdings, and Excite Holdings, in the form attached hereto as Annex B, as amended from time to time.

          "BOC General Partner" means BH as the general partner of BOC.
           -------------------

          "BOC Limited Partnership Agreement" means the limited partnership
           ---------------------------------
agreement among BOC, Excite Holdings, BH and chello Holdings in the form attached hereto as Annex C, as amended from time to time.

          "BOC Value" has the meaning specified therefor in Section 6.20(c).
           ---------

          "Broadband Holdings" or "BH" means the Dutch N.V. that will be the
           ------------------      --
general partner of and Control the Broadband Operating Company following the Closing, as provided in Section 2.01.

          "Broadband Holdings Articles of Association" has the meaning specified
           ------------------------------------------
therefor in Section 2.01(d).

          "Broadband Holdings Deed of Incorporation" has the meaning specified
           ----------------------------------------
therefor in Section 2.01(d).

          "Broadband Operating Company" or "BOC" means the Dutch C.V. which
           ---------------------------      ---
will, among other things, own the capital stock of chello and the At Home International Entities and conduct and manage the Covered Business.

          "Business Plan" means the five year business plan of BOC and its
           -------------
Subsidiaries which shall be comprised of at least five annual plans, as approved pursuant to the BH Shareholders' Agreement.

          "Category P Services" shall have the meaning specified therefor in the
           -------------------
Technology Licensing Term Sheet.

          "Category P Services Right of First Offer" has the meaning specified
           ----------------------------------------
therefor in Section 2.02(c)(i).

          "Category V Services" shall have the meaning specified therefor in the
           -------------------
Technology Licensing Term Sheet; provided, that, for purposes of this Agreement, Category V Services shall exclude therefrom Category P Services.

          "Category V Services Arrangement" has the meaning specified therefor
           -------------------------------
in Section 2.02(c)(iii).

          "Category V Services Right of First Offer" has the meaning specified
           ----------------------------------------
therefor in Section 2.02(c)(iii).

          "Change of Control" of a Person means (i) any merger or consolidation
           -----------------
of such Person with or into any other Person or any stock purchase or sale, reorganization recapitalization or other transaction, in each case, in one transaction or a series of related transactions, if, immediately after giving effect to such transaction(s), any "person" or "group" (as such terms are used for purposes of Section 13(d) and 14(d) of the Exchange Act, whether or not applicable) other than such Person's Affiliates on the date hereof or a group that is controlled by one or more of such Person's Affiliates on the date hereof, is or becomes the "beneficial owner," directly or indirectly, of more than 50% of the total voting power in the aggregate normally entitled to vote in the election of directors, managers, or trustees, as applicable, of such Person or its transferee(s) or surviving entity or entities or (ii) any sale, transfer or other conveyance, whether direct or indirect, of all or substantially all of the assets of such Person, on a consolidated basis, in one transaction or a series of related transactions.

          "chello Covered Services" means the Category A Services, Category B
           -----------------------
Services and Category C Services, as defined in the chello Relationship Agreements, as amended hereby.

          "chello Employees" has the meaning specified therefor in Section
           ----------------
6.10(a).

          "chello Equity" has the meaning specified therefor in Section
           -------------
6.09(b)(ii).

          "chello Franchise Agreement Term Sheets" or "Franchise Term Sheets"
           --------------------------------------      ---------------------
means (i) the Form of Franchise Agreement term sheet with UPC cable operators attached hereto as Annex D, and (ii) the Form of Franchise Agreement term sheet with UGC cable operators attached hereto as Annex E, in each case as amended in accordance with the list of amendments attached hereto as Annex F.

          "chello Holdings " means chello Holdings C.V., a newly-formed
           ----------------
commanditaire vennootschap under the laws of The Netherlands that will be a limited partner of the Broadband Operating Company, will hold Preference Shares of Broadband Holdings and that will be a Subsidiary of UPC and UGC immediately after Closing.

          "chello Option" has the meaning specified therefor in Section
           -------------
6.09(b)(ii).

          "chello Preliminary Prospectus" means the revised preliminary
           -----------------------------
prospectus of chello, dated June 7, 2000, as part of the Registration Statement on Form F-1 (registration number 333-11974).

          "chello Relationship Agreements" means (i) the Relationship Agreement
           ------------------------------
between chello and UPC dated May 17, 2000 and (ii) the Relationship Agreement between chello and UGC dated May 17, 2000, in each case as amended hereby and from time to time.

          "chello Transferred Employee Liabilities" has the meaning specified
           ---------------------------------------
therefor in Section 6.11(b).

          "chello Transferred Employees" has the meaning specified therefor in
           ----------------------------
Section 6.11(a).

          "chello Transition Date" has the meaning specified therefor in Section
           ----------------------
6.11(a).

          "Closing" has the meaning specified therefor in Section 3.01(a).
           -------

          "Closing Date" has the meaning specified therefor in Section 3.01(a).
           ------------

          "COC Closing Date" has the meaning specified therefor in Section
           ----------------
6.12(a).

          "Compensation Committee" has the meaning specified therefor in Section
           ----------------------
6.09(a).

          "Competing Business" has the meaning specified therefor in Section
           ------------------
2.02(b).

          "Competing Category P Services Business" has the meaning specified
           --------------------------------------
therefor in Section 2.02(c)(i).

          "Competing Category V Services Business" has the meaning specified
           --------------------------------------
therefor in Section 2.02(c)(iii).

          "Competing Person" means (i) in the context of a Change of Control,
           ----------------
any Person (A) whose business or part thereof includes the provision of Category P Services and (B) whose status as a direct or indirect shareholder of BOC could reasonably be expected to have a Material Adverse Effect on BOC (it being agreed that Liberty Media Corporation shall not be considered a Competing Person in the context of a Change of Control of UPC, UGC or chello Holdings) and (ii) in the context of an acquisition or investment by a Party in a Person, any Person whose business or part thereof includes Category P Services or Category V Services.

          "Contributed Subsidiaries" means At Home's Subsidiaries listed in
           ------------------------
Section 1.01(a) of the At Home Disclosure Schedule, being those direct and indirect Subsidiaries of At Home who are not directly or indirectly a shareholder in an At Home Joint Venture and which are included in the At Home Contributed Assets.

          "Control" means, with respect to any Person, the power to control,
           -------
directly or indirectly, greater than fifty percent (50%) of the voting interest of such Person, or the ability to appoint or elect more than fifty percent (50%) of the board of directors or other equivalent governing board of such Person, whether such power is effected through ownership of shares or other securities, by contract, by proxy or otherwise.

          "Covered Business" means the business conducted by the Broadband
           ----------------
Operating Company and its Subsidiaries and other Persons in which the Broadband Operating Company has ownership interests at the Closing, together with the business to be conducted in the future by such entities, as further provided in
Section 2.01 hereof, in the chello Relationship Agreements and in the Technology Licensing Term Sheet.

          "Covered Services" means, collectively, the chello Covered Services
           ----------------
and At Home Covered Services.

          "Cure Period" has the meaning specified therfor in Section 6.23(c).
           -----------

          "Default" has the meaning specified therefor in Section 6.23(b).
           -------

          "Default Loan" has the meaning specified therefor in Section 6.23(b).
           ------------

          "Default Notice" has the meaning specified therefor in Section
           --------------
6.23(b).

          "Default Rate" has the meaning specified therefor in Section 6.23(b).
           ------------

          "Defaulting Party" has the meaning specified therefor in Section
           ----------------
6.23(b).

          [*]

          "Dispute" has the meaning specified therefor in Section 9.01.
           -------

          "Drop Dead Date" has the meaning specified therefor in Section 8.01.
           --------------

          "Due Date" has the meaning specified therefor in Section 6.12(e).
           --------

          "Encumbrance" means any security interest, pledge, mortgage, lien
           -----------
(including, without limitation, environmental and tax liens), charge, encumbrance, easement, adverse claim, preferential arrangement or restriction of any kind, including, without limitation, any restriction on the use, voting, transfer, receipt of income or other exercise of any attributes of ownership.

          "Exchange Act" means the Securities Exchange Act of 1934, as amended.
           ------------

[*]= CERTAIN INFORMATION IN THIS EXHIBIT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

          "Excite Holdings" means Excite Holdings Corporation, a newly-formed
           ---------------
Delaware holding corporation which will be a limited partner of the Broadband Operating Company, will hold Preference Shares of Broadband Holdings and which will be a Subsidiary of At Home immediately after the Closing.

          "Existing Covered Services" means, collectively, all chello Existing
           -------------------------
Covered Services and all At Home Existing Covered Services.

          "Fair Market Value" means, in the context of a Change of Control, the
           -----------------
fair market value that would be obtained in a purchase and sale on an arms'- length basis by a buyer and seller under no compulsion to effect such transaction and without regard to discounts for minority ownership or illiquidity of the applicable equity ownership interests in Broadband Holdings and the limited partnership interest in Broadband Operating Company, which Fair Market Value shall be determined as follows:

          (i) by written agreement of the Parties within 10 days of the event requiring the determination of Fair Market Value (unless extended by the Parties);

          (ii)   if the Parties do not reach agreement pursuant to sub-clause
                 (i) above and the Change of Control occurs prior to an IPO of Broadband Holdings, pursuant to the Banks' Valuation Method (provided, that each of At Home, on the one hand, and UPC and UGC, on the other, shall appoint one of the first two banks), which value shall be determined (A) in the event of either a call exercised within 30 days after a Public Disclosure or of a put, as of the date which is 10 days prior to the Announcement related thereto and (B) in the event of a call exercised more than 30 days and less than 120 days after a Public Disclosure (subject to the proviso in Section 6.12(a)(i)), as of the date of such exercise; or

          (iii) if the Change of Control occurs after an IPO of Broadband Holdings (A) in the event of either a call exercised within 30 days after a Public Disclosure or of a put, by averaging the closing trading prices of the ordinary shares of Broadband Holdings for the 30 trading days preceding the date which is 10 days prior to the Announcement related thereto on the principal securities exchange on which such shares are trading and (B) in the event of a call exercised more than 30 days and less than 120 days after a Public Disclosure (subject to the proviso in Section 6.12(a)(i)), by averaging the closing trading prices of the ordinary shares of Broadband Holdings for the 30 trading days preceding the date of such exercise.

In the event a transaction requires a determination of Fair Market Value of Preference Shares or limited partnership interests, such determination shall assume such Preference Shares are valued at their original cost and that such BOC limited partnership interests have been exchanged for shares of BH.

          "Financial Statements" has the meaning specified therefor in Section
           --------------------
5.01(c).

          "Forfeited Option" has the meaning specified therefor in Section
           ----------------
6.09(b)(iii).

          "Governmental Authority" means any international, supranational,
           ----------------------
national, provincial, state, municipal or local government, governmental, regulatory or administrative authority, agency or commission or any court, tribunal, or judicial or arbitral body.

          "Governmental Order" means any order, writ, judgment, injunction,
           ------------------
decree, stipulation, determination or award entered by or with any Governmental Authority.

          [*]

          "Indebtedness" shall have the meaning specified therefor in the UGC
           ------------
Indentures listed in Schedule 1.01(a) of the United Group Disclosure Schedule.

          "Indemnified Party" has the meaning specified therefor in Section
           -----------------
7.03.

          "Indemnifying Party" has the meaning specified therefor in Section
           ------------------
7.03.

          "Indentures" means those indentures of UPC and UGC listed in Schedule
           ----------
1.01(a) of the United Group Disclosure Schedules together with any similar documentation governing the rights and obligations of the holders of UPC or UGC Indebtedness.

          "Intellectual Property" means all present and future (i) patents,
           ---------------------
patent applications and statutory invention registrations, (ii) trademarks, service marks, domain names, trade dress, logos, and other source identifiers, including registrations and applications for registrations thereof, (iv) software, and (v) confidential and proprietary information, including trade secrets and know-how.

          [*]

          "Knowledge" means (i) with respect to the At Home Parties, the actual
           ---------
Knowledge, without independent investigation, of (A) all International Vice Presidents and senior officers of At Home with the title of Executive Vice President or higher who are resident in Redwood City, California and (B) any professional who directly reports to the Executive Vice President of International Operations, in each case, as of the date hereof and (ii) with respect to the United Group Parties, the actual Knowledge, without independent investigation, of all executives of chello with the title of Managing Director (other than country level Directors and Managing Directors) or higher, the Management Board and the employees of UPC and/or UGC who are Supervisory Board Members of chello, in each case, as of the date hereof.

          "Law" means any international, supranational, national, state,
           ---
provincial, municipal or local statute, law, ordinance, regulation, rule, code or order.

          "Losses" has the meaning specified therefor in Section 7.01(a).
           ------

          "Make Whole Fair Market Value" has the meaning specified therefor in
           ----------------------------
Section 6.14(c).

          "Material Adverse Effect" means any effect on a Person that,
           -----------------------
individually or in the aggregate with any other circumstances, changes in, or effects on, such Person: (a) is, or is reasonably likely to be, materially adverse to the business, operations, or financial condition of such Person taken as a whole, (b) materially and adversely affects the ability of such Person to conduct its business substantially in the manner in which it is currently


[*]= CERTAIN INFORMATION IN THIS EXHIBIT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

operated, or (c) would render impossible or economically unfeasible any of the
transactions contemplated by this Agreement and the other Basic Agreements.   A
"Material Adverse Change" means any change or circumstance affecting a relevant
 -----------------------
Person that has had or could reasonably be expected to have a Material Adverse Effect on such Person. For purposes hereof, a Material Adverse Effect as it applies to (i) "At Home International" shall mean the businesses comprising the
                ---------------------
At Home Contributed Assets, taken as a whole or (ii) "chello" shall mean the
                                                      ------
businesses comprising the United Group Contributed Assets, taken as a whole.

          "Network Sharing Term Sheet" means the term sheet for network sharing
           --------------------------
agreed between chello and UPC, in the form attached hereto as Annex G, as amended from time to time.

          "Non-Acquired Party" has the meaning specified therefor in Section
           ------------------
6.12.

          "Non-Defaulting Parties" has the meaning specified therefor in Section
           ----------------------
6.23(b).

          "Nontransferred At Home Employee Awards" has the meaning specified
           --------------------------------------
therefor in Section 6.09(b)(iv).

          "Non-Transferred Entities" has the meaning specified therefor in
           ------------------------
Section 6.14(b).

          "Non-Transferred Interest" has the meaning specified therefor in
           ------------------------
Section 6.14(c).

          "Offer Notice" has the meaning specified therefor in Section 2.02(c).
           ------------

          "Officers' Certificate" means a certificate signed by the Chief
           ---------------------
Financial Officer or other senior officer of the Person whose certificate is so required.

          "Party" means Excite Holdings, At Home, chello Holdings, UPC and UGC
           -----
and their respective successors and assigns.

          "Payment Amount" has the meaning specified therefor in Section
           --------------
6.23(a).

          "Payment Date" has the meaning specified therefor in Section 6.14(c).
           ------------

          "Performing Group" has the meaning specified therefor in Section 8.01.
           ----------------

          "Person" means any individual, partnership, limited liability company,
           ------
firm, corporation, company, association, trust, unincorporated organization or other entity.

          "Phantom Option" has the meaning specified therefor in Section
           --------------
6.09(b)(i).

          "Preference Shares" means the preference shares of Broadband Holdings
           -----------------
that will be issued to Excite Holdings and immediately thereafter chello Holdings at the Closing.

          "Public Disclosure" has the meaning specified therefor in Section
           -----------------
6.12(a).

          "SEC" means the U.S. Securities and Exchange Commission.
           ---

          "Spread" has the meaning specified therefor in Section 6.09(b)(i).
           ------

          "Subsidiary" means, with respect to any Person, any other Person
           ----------
Controlled by such Person.

          "Substitute chello Equity Award" has the meaning specified therefor in
           ------------------------------
Section 6.09(b)(i).

          "Substitute chello Option Award" has the meaning specified therefor in
           ------------------------------
Section 6.09(b)(ii).

          "Substitute At Home Option Award" has the meaning specified therefor
           -------------------------------
in Section 6.09(b)(iii).

          "Supermajority Governance Rights" means, with respect to any Person,
           -------------------------------
the rights of such Person or any of its Controlled Affiliates (including without limitation chello Holdings and Excite Holdings) to (i) nominate four members to the Supervisory Board of BH pursuant to Section 2.1 of the BH Shareholders' Agreement, (ii) have certain matters approved by at least one BH Supervisory Board member nominated by it pursuant to Section 2.2 of the BH Shareholders' Agreement, and (iii) vote Preference Shares of BH on any matters. At any time during which a Person has lost its Supermajority Governance Rights, it and its Controlled Affiliates shall be precluded from voting as a shareholder of BH other than as a holder of BH ordinary shares, and it and its Controlled Affiliates shall immediately cause the resignation of such member of Supervisory Board members of BH previously nominated by them as is necessary to make the relative number of such directors nominated by them proportionate to their collective Equity Interests in BOC.

          "Technology Licensing Term Sheet" means the term sheet for technology
           -------------------------------
licensing agreed between At Home and the Broadband Operating Company, in the form attached hereto as Annex H, as amended from time to time.

          [*]

          "Term" has the meaning specified therefor in Section 8.01.
           ----

          "Term Sheets" means, collectively, the Network Sharing Term Sheet and
           -----------
the Technology Licensing Term Sheet.

          "Territory" means the World exclusive of the United States and Canada,
           ---------
subject to the further provisions of the Technology Licensing Term Sheet.

          "Transition Date" has the meaning specified therefor in Section
           ---------------
6.10(a).

          "Transferred Employee Liabilities" has the meaning specified therefor
           --------------------------------
in Section 6.10(b).

          "Transferred Employees" has the meaning specified therefor in Section
           ---------------------
6.10(a).

          "UGC SEC Reports" means the Annual Report on Form 10-K for UGC for the
           ---------------
year ended December 31, 1999 and any filings made by UGC subsequent thereto under the Exchange Act.

[*]= CERTAIN INFORMATION IN THIS EXHIBIT HAS BEEN OMMITED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

          "United Group Contributed Assets" means the capital stock of chello
           -------------------------------
and those other assets, of whatsoever kind and nature, of UPC or UGC that are to be contributed to the Broadband Operating Company pursuant to Section 3.01(b) as listed and more specifically described in Section 1.01(b) of the United Group Disclosure Schedule.

          "United Group Employees" has the meaning specified therefor in Section
           ----------------------
6.11(a).

          "United Group Obligation" has the meaning specified therefor in
           -----------------------
Section 7.01(c).

          "United Group Indemnified Parties" has the meaning specified therefor
           --------------------------------
in Section 7.02(a).

          "United Group Party" has the meaning specified therefor in Section
           ------------------
8.02.

          "United Group Transfer Documents" means the assignments, deeds of
           -------------------------------
transfer, stock powers, conveyances and other transfer documents that are necessary to effect the transfer of the United Group Contributed Assets to the Broadband Operating Company, as listed in Annex I, as amended from time to time.

          "United States" means the District of Columbia and the fifty states of
           -------------
the United States of America and bases of the United States military wherever the same may be located.

          "UPC Payment" has the meaning specified therefor in Section
           -----------
6.09(b)(i).

          "UPC Plans" has the meaning specified therefor in Section 6.09(b)(v).
           ---------

          "UPC SEC Reports" means the Annual Report on Form 10-K for UPC for the
           ---------------
year ended December 31, 1999 and any filings made by UPC subsequent thereto under the Exchange Act.

                                   ARTICLE II

                       PURPOSE AND SCOPE OF THE AGREEMENT

          SECTION 2.01.  Business Purpose and Formation
                         ------------------------------

          (a)  Business Purpose. The Parties are entering into the Basic
               ----------------
Agreements initially to conduct and manage the business of providing portal and internet access services, both broadband and narrowband, through the Broadband Operating Company and its Subsidiaries and At Home Joint Ventures in the Territory and, subject to the provisions of this Agreement and the other Basic Agreements to pursue, participate in, take an interest in any other way in, and conduct the management of business enterprises of whatever nature and further finance third parties and in any way provide security or undertake the obligations of third parties, and to conduct other activities which are incidental to or which may be conducive to any of the foregoing. Subject to the approval of the BOC General Partner, the

Broadband Operating Company shall have the authority to do all things necessary or convenient to conduct and manage any such businesses in the Territory.

          (b)  Names.  The name of Broadband Holdings shall be "Excite chello
               -----                                            -------------
N.V.," and the name of the Broadband Operating Company "Excite chello C.V." or
---                                                     ------------------
such other name as shall be mutually agreed by the Parties prior to Closing. All business of the Broadband Operating Company and Broadband Holdings shall be conducted under such names or any other names approved by the Supervisory Board of Broadband Holdings.

          (c)  Principal Places of Business. The statutory seat of the Broadband
               ----------------------------
Operating Company and Broadband Holdings shall be in Amsterdam and their principal places of business at which the records required to be maintained by the laws of The Netherlands are to be kept shall be in such place or places in The Netherlands as the BH management board may propose to its Supervisory Board for their approval.

          (d)  Formation.  The Parties agree to form Broadband Holdings as a
               ---------
naamloze vennootschap, or public company with limited liability, under the laws of The Netherlands and hereby agree to execute the Broadband Holdings Articles of Association (the "Broadband Holdings Articles of Association") and Deed of
                     ------------------------------------------
Incorporation ("Broadband Holdings Deed of Incorporation"), each consistent with
                ----------------------------------------
Section 2.01(e) and in form and substance reasonably satisfactory to each of UGC, UPC and At Home and to sign all other documents and to take such actions as may be necessary or desirable to incorporate and register Broadband Holdings in The Netherlands. The Parties agree to form Broadband Operating Company as a commanditaire vennootschap, or limited partnership, under the laws of The Netherlands pursuant to the BOC Limited Partnership Agreement and to sign all other documents and to take such actions as may be necessary or desirable to form and register the Broadband Operating Company in The Netherlands.

          (e)  Authorized Capital.  The authorized capital of Broadband Holdings
               ------------------
shall be as set forth in Annex J and the capitalization of the Broadband Operating Company shall be as set forth in Annex K.

          (f) Initial Supervisory Directors.  The Parties agree that prior to
              -----------------------------
the Closing each of UPC and UGC, on the one hand, and At Home, on the other, shall appoint five (5) initial Supervisory Directors of Broadband Holdings (including among such five (5) Supervisory Directors one (1) independent Supervisory Director) and the Parties shall mutually agree on the appointment of one (1) additional independent Supervisory Director, all in accordance with the
BH Shareholders' Agreement.   The Parties agree that they will take appropriate
actions so that (i) the Supervisory Board will have Mark Schneider and George Bell as Co-Chairman for the first year after the Closing, and (ii) thereafter the right to nominate and ultimately designate the Chairman of the Supervisory Board shall rotate on an annual basis, with Excite Holdings entitled to appoint the Chairman for the second year, and chello Holdings entitled to appoint the Chairman for the third year, and so on. The Parties also agree that there shall be established as a committee of the Supervisory Board of BH an operating committee (the "BH Operating Committee"), and that the right to appoint the
                ----------------------
Chairman of the BH Operating Committee shall rotate on an annual basis, with Excite Holdings entitled to appoint the Chairman for the first year after the Closing, and chello Holdings entitled to appoint the Chairman for the second year, and so on. Any Party's right to appoint the Chairman of BH's Supervisory Board or the BH Operating Committee shall terminate at such time as such Party has lost its rights to nominate four (4) members of the BH Supervisory Board under Section 2.1 of the BH Shareholders' Agreement. The Parties agree that between the date hereof and the Closing Date chello, and after the Closing Date, BH will retain a reasonably acceptable independent search firm for the purpose of identifying two appropriate candidates to be Independent (as defined in the Shareholders Agreement) Supervisory Board members, and that At Home will work with such search firm to establish appropriate criteria in the selection of the two candidates. At Home, UPC and UGC shall have approval rights with respect to the individuals (such approval rights not to be unreasonably withheld.). The Parties agree that the third Independent Supervisory Board member shall be the individual designated by Liberty Media Corporation as provided in the Liberty Media definitive financing documentation. Replacements for the first two Independent Supervisory Board members will be selected using the foregoing procedures.


          SECTION 2.02  Exclusivity.
                        -----------

          Each of the Parties acknowledges and agrees that:

          (a) Subject to Section 2.02(e) below, each of At Home and Excite Holdings agrees with UPC, UGC and chello Holdings that At Home will, and will cause each of its Subsidiaries to, provide the applicable Covered Services and perform and observe its obligations and agreements set forth in the Technology Licensing Term Sheet, including without limitation those relating to exclusivity and non-competition. At Home hereby agrees that UPC and UGC shall be third party beneficiaries of the non-competition and exclusivity provisions of the Technology Licensing Term Sheet only.

          (b) Subject to Section 2.02(e) below, each of UPC, chello Holdings and UGC agrees with At Home and Excite Holdings that each of UPC and UGC will, and will cause its Subsidiaries to, provide the applicable Covered Services and perform and observe its obligations and agreements set forth in the chello Relationship Agreements, amended as provided in Annex L, including without limitation those relating to exclusivity and non-competition. Each of UPC and UGC hereby agrees that At Home shall be a third party beneficiary of the non-competition and exclusivity provisions of the chello Relationship Agreements only. For a period of fifteen (15) years after the Closing Date, neither UPC nor UGC (in the case of UGC, for so long as UGC Controls, directly or indirectly, chello Holdings or any employees of UGC are members of the BH Supervisory Board), will provide Portals or Broadband Services (as such terms are defined in the Technology Licensing Term Sheet) in the Territory, except through non-Affiliated third parties pursuant to, and in compliance with,
Section 2.02 of the chello Relationship Agreements; provided, that UPC and/or UGC may develop and provide Internet Access Services (as defined in the Technology Licensing Term Sheet) for non-cable delivery systems; provided, further, that the Parties and, after the Closing, BOC will use commercially reasonable efforts, in good faith to negotiate a relationship by which BOC and its Controlled Affiliates will be permitted to offer wholesale ISP services on a non-exclusive basis over the UPC Affiliates' cable networks. In the event of termination of the non-competition provisions applicable to At Home in the Technology Licensing Term Sheet, the non-competition provisions applicable to UPC and UGC set forth this Section 2.02 shall terminate simultaneously with such termination. For avoidance of doubt, the Parties agree that prior to Closing the Parties shall reform this Agreement and the Basic Agreements, as appropriate, to put all non-competition and exclusivity provisions in one agreement.

          (c) (i) (A) Except as provided in Section 2.02(d) below, no Party will make an acquisition of or an investment in a Competing Person who provides Category P Services (which, for purposes of this Section 2.02(c) only, with respect to

     UPC and UGC shall mean Portals and Broadband Services (as such terms are defined in the Technology Licensing Term Sheet)) in the Territory unless
     (1) such Party shall have received the prior written consent from BH to such acquisition or investment or (2) promptly following a Party's acquisition of or Controlling investment in such a Competing Person (it being understood that this Section 2.02(c) does not permit a non-Controlling acquisition or investment), the acquiring Party shall deliver a notice (such notice, together with any offer notice delivered pursuant to Sections 2.02(c)(i)(B) or 2.02(c)(v) below, an "Offer Notice") to BH
                                                     ------------
     offering to BH the right (such right, together with a right of first offer described in Section 2.02(c)(i)(B), being a "Category P Services Right of
                                                  ----------------------------
     First Offer") to purchase that portion of the Competing Person's business
     ----------
     which includes Category P Services (a "Competing Category P Services
                                            -----------------------------
     Business"). The Offer Notice shall disclose in reasonable detail the terms
     --------
     and conditions (which shall not impose unreasonable restrictions on the buyer), including the cash purchase price (determined as set forth below), under which the acquiring Party would be willing to sell the Competing Category P Services Business to BH. Each Category P Services Right of First Offer shall expire 30 days after the delivery of the Offer Notice. If BH elects by delivery of written notice (such notice, together with any acceptance notice delivered pursuant to Sections 2.02(c)(i)(B) or 2.02(c)(v) below, an "Acceptance Notice") of such election to the acquiring
                           -----------------
     Party within thirty (30) days after delivery of the Offer Notice to accept such offer and enter into the proposed transaction to purchase the Competing Category P Services Business, then BH and the acquiring Party shall have the obligation to consummate the proposed transaction at the price and on the terms and conditions specified in the Offer Notice; provided, however, that in lieu of cash BH may issue (a "BH Share
                                                              ---------
     Issuance") such number of its ordinary shares as consideration for such
     --------
     purchase as have a market value (with appropriate discount for illiquidity if (x) BH is not a publicly traded company at the time of such purchase or
     (y) BH is a public traded company at such time, such shares are restricted shares without demand or shelf registration rights reasonably acceptable to the acquiring Party) equal to the cash purchase price. If such shares are publicly traded and no discount for illiquidity is required, such market value shall be determined by averaging the closing trading prices of such shares for the 30 days ending five business days prior to the closing of such transaction. In all other cases, such market value of BH ordinary shares (discounted as set forth above) shall be determined by two internationally recognized investment banks appointed by the acquiring Party and BH; provided that if the market values differ by more than 10% from each other, a third international recognized investment bank will be appointed jointly by the first two investment banks and such market value shall be the average of the market value determined by the third bank and the closest of the other two investment banks' market values (such process being, the "Banks' Valuation Method"). The closing of such transaction
                 -----------------------
     shall occur within 120 days after delivery of the Acceptance Notice.

               (B) Except as provided in Section 2.02(d) below, BH will not make an acquisition of or an investment in a Competing Person who provides Category P Services outside the Territory unless (1) BH shall have received prior written consent from At Home to such acquisition or investment or (2) promptly following BH's acquisition of or Controlling investment in such a Competing Person (it being understood that this Section 2.02(c) does not permit a non-Controlling acquisition or investment), BH shall deliver an Offer Notice to At Home giving to At Home a Category P Services Right of First Offer to purchase the Competing Category P

     Services Business. The Offer Notice shall disclose in reasonable detail the terms and conditions (which shall not impose unreasonable restrictions on the buyer), including the cash purchase price (determined as set forth below), under which BH would be willing to sell the Competing Category P Services Business to At Home. If At Home delivers to BH an Acceptance Notice with respect to the Competing Category P Services Business within thirty (30) days after delivery of the Offer Notice, then At Home and BH shall have the obligation to consummate the proposed transaction at the price and on the terms and conditions specified in the Offer Notice; provided, however, that in lieu of cash At Home may issue (an "At Home
                                                                    -------
     Share Issuance") such number of shares of its common stock as consideration
     --------------
     for such purchase as have a market value (with appropriate discount for illiquidity if (x) At Home is not a publicly traded company at the time of such purchase or, (y) At Home is a public traded company at such time, such shares are restricted shares without demand or shelf registration rights reasonably acceptable to BH) equal to the cash purchase price. If such shares are publicly traded and no discount for illiquidity is required, such market value shall be determined by averaging the closing trading prices of such shares for the 30 days ending five business days prior to the closing of such transactions. In all other cases, such market value of At Home shares (discounted as set forth above) shall be determined pursuant to the Banks' Valuation Method; provided, that each of At Home and BH shall appoint one of the first two banks. The closing of such transaction shall occur within 120 days after delivery of the Acceptance Notice.

          (ii) The cash purchase price for the Competing Category P Services Business to be included in the Category P Services Right of First Offer shall be the fair market value that would be obtained in a purchase and sale on an arms'-length basis by a buyer and seller under no compulsion to effect such transaction and without regard to discounts for minority ownership or illiquidity, of the Competing Category P Services Business (taking into account only that portion of the Competing Person's business which is a Competing Category P Services Business) determined by mutual written agreement of the Parties within 10 days after the delivery of the Offer Notice or, in the event the Parties are unable to so agree, pursuant to the Banks' Valuation Method.

          (iii) In the event BH or At Home, as applicable, does not elect to purchase the Competing Category P Services Business pursuant to the Category P Services Right of First Offer, the acquiring party shall have three (3) years from the expiration of the Category P Services Right of First Offer to divest, as appropriate (x) its ownership interest in the Competing Person such that neither its equity interest therein nor its voting rights with respect thereto exceed 20% directly or indirectly with respect to the Competing Business or (y) at least 80% of the Competing Business such that neither its equity interest therein nor its voting rights with respect thereto exceed 20%, in each case, at a price and on terms not materially less favorable to the acquiring party than set forth in the Category P Services Right of First Offer (pro rated according to the percentage divested).

          (iv) In the event such divestiture is not completed within six (6) months of the expiration of a Category P Services Right of First Offer or in the event the acquiring party at any time determines to sell the Competing Category P Services Business on terms which are materially less favorable to the acquiring party than those set forth in the most recent Category P Services Right of First Offer, then the acquiring party shall be required to repeat the Category P Services Right of First Offer procedure described above prior to disposing of the Competing Category P Services Business. The provisions of this Section 2.02(c)(iv) shall apply to each Category P Services Right of First Offer until such disposition is completed within such three-year period.

          (v) (A) Except as provided in Sections 2.02(c)(viii) and 2.02(d) below, At Home will not make an acquisition of or an investment in a Competing Person who provides Category V Services in the Territory unless
     (1) At Home shall have received the prior written consent from BH to such acquisition or investment or (2) promptly following At Home's acquisition of or Controlling investment in such a Competing Person (it being understood that this Section 2.02(c) does not permit a non-Controlling acquisition or investment), At Home shall deliver an Offer Notice to BH offering to BH the right (the "Category V Services Right of First Offer")
                                    ----------------------------------------
     at At Home's election to either (x) purchase that portion of the Competing Person's business which includes Category V Services (the "Competing
                                                                ---------
     Category V Services Business") or (y) enter into an arrangement (a
     ----------------------------
     "Category V Services Arrangement") with At Home to be an operator, joint
     --------------------------------
     venture partner or master distributor on an exclusive basis with respect to the Category V Services. The Offer Notice shall disclose in reasonable detail the terms and conditions, including with respect to a sale the cash purchase price (determined as set forth in clause (vi) below), under which At Home would be willing to enter into such sale or Category V Services Arrangement transaction with BH with respect to the Competing Category V Services Business. The Parties agree that At Home and BH shall negotiate in good faith for the thirty (30) day period after delivery of the Offer Notice with respect to the establishment of a Category V Services Arrangement. Each Category V Services Right of First Offer shall expire 30 days after delivery of the Offer Notice. If BH elects by delivery of an Acceptance Notice within the thirty (30) days after delivery of the Offer Notice to accept such offer and enter into the proposed transaction, then BH and At Home shall have the obligation to consummate the proposed transaction at the price and on the terms and conditions specified in the Offer Notice (as may be modified with respect to a Category V Services Agreement pursuant to the second preceding sentence); provided, however,
                                                           --------  -------
     that, in conjunction with a purchase of the Competing Category V Services Business, in lieu of cash BH may, as consideration for such purchase, issue shares in a BH Share Issuance in an amount determined in accordance with
     Section 2.02(c)(i)(A). The closing of such transaction shall occur within 120 days after delivery of the Acceptance Notice.

               (B) Except as provided in Sections 2.02(c)(viii) and 2.02(d) below, BH will not make an acquisition of or an investment in a Competing Person who provides Category V Services outside the Territory unless (1) BH shall have received the prior written consent from At Home to such acquisition or investment or (2) promptly following BH's acquisition of or Controlling investment in such a Competing Person (it being understood that this Section 2.02(c) does not permit a non-Controlling acquisition or investment), BH shall deliver an Offer Notice to At Home giving to At Home a Category V Services Right of First Offer at BH's election to either (x) purchase the Category V Services Business or (y) enter into a Category V Services Arrangement with BH to be an operator, joint venture partner or master distributor on an exclusive basis with respect to the Category V Services. The Offer Notice shall disclose in reasonable detail the terms and conditions, including with respect to a sale the cash purchase price (determined as set forth in clause (vi) below), under which At Home would be willing to enter into such sale or Category V Services Arrangement transaction with At Home with respect to the Competing Category V Services Business. The parties agree that At Home and BH shall negotiate in good faith for the thirty (30) day period after delivery of the Offer Notice with respect to the establishment of a Category V Services Arrangement. Each Category V Services Right of First Offer shall expire 30 days after delivery of the Offer Notice. If At Home elects by delivery of an Acceptance Notice within the thirty (30) days after delivery of the Offer Notice to accept such offer and enter into the proposed transaction, then BH and At Home shall have the obligation to consummate the proposed transaction at the price and on the terms and conditions specified in the Offer Notice (as may be modified with respect to a Category V Services Agreement pursuant to the second preceding sentence); provided, however, that, in conjunction with a purchase of the
                --------  -------
     Competing Category V Services Business, in lieu of cash At Home may, as consideration for such purchase, issue shares in an At Home Share Issuance in an amount determined in accordance with Section 2.02(c)(i)(B). The closing of such transaction shall occur within 120 after delivery of the Acceptance Notice.

          (vi) The cash purchase price for the Competing Category V Services Business to be included in the Category V Services Right of First Offer shall be the fair market value that would be obtained in an arms'-length transaction among parties under no compulsion to effect such transaction and without regard to discounts for minority ownership or illiquidity, of the Competing Category V Services Business (taking into account only that portion of the Competing Person's business which is a Competing Category V Services Business and based on a fair allocation of the purchase price for that portion of the business) determined in good faith by the offering party.

          (vii) In the event BH or At Home, as applicable, is not offered to or does not elect to purchase the Competing Category V Services Business and/or the parties are unable to reach agreement with respect to a Category V Services Arrangement pursuant to the Category V Services Right of First Offer, the acquiring party may retain and operate its interest in the Competing Category V Services Business; provided, that during the initial six (6) month period following the expiration of the Category V Services Right of First Offer with respect thereto, the acquiring party may not enter into a sale or other Category V Services Arrangement (or other similar transaction) with a third party on terms less favorable to the acquiring party than those set forth in the Offer Notice (or ultimately offered to the non-acquiring party in connection with a Category V Services Arrangement). Thereafter, the acquiring party may freely retain and operate or dispose of its interest in the Competing Category V Services Business.

          (viii) The provisions of Sections 2.02(c)(v) through (vii) shall not apply to an acquisition of, or investment in, a Person which is a traditional media company whose business includes Category V Services which are ancillary to its primary business.

          (d) Notwithstanding any provision of this Section 2.02 or any other provision of this Agreement, non-Controlling equity interests or other investments that represent less than 20% of a Competing Person's equity ownership or voting interest shall be permitted.

          (e) Set forth in Section 2.02(e) of each of the At Home Disclosure Schedule and the United Group Disclosure Schedule, respectively, is a list of certain contractual obligations which are currently in existence which breach the provisions of this Section 2.02. Prior to the Closing, each Party will notify the other Parties of any additional event or circumstance in which such Party is directly or indirectly providing any Covered Services (other than through chello or the At Home International Entities) or otherwise in breach of this Section 2.02 under a contractual obligation that is currently in existence or will be in existence on the Closing Date. In such event, except with respect to the matters disclosed in Section 2.02(e) of each of the At Home Disclosure Schedule and the United Group Disclosure Schedule, such Party will use commercially reasonable efforts to comply with the terms of this Section 2.02 as promptly as practicable, and will in any event promptly notify the other Parties of the circumstances as they evolve relating to such Covered Services and the steps such Party is taking to so comply.

          (f) The restrictions set forth in this Section 2.02 shall not apply if, and only to the extent, any Party can demonstrate that it cannot fully comply with these restrictions due to a conflict with a legal or regulatory requirement from which it has been unable to obtain an exemption despite having used commercially reasonable efforts to obtain the same, or due to the intervention of a Governmental Authority. In the event of any such conflict, such Party must as promptly as practical disclose such conflict to the other Parties in writing. In such event, the Parties shall negotiate in good faith to replace the provisions of this Section 2.02 with respect to such situation with an effective clause which comes as close as reasonably possible to the economic and other intent and purposes of this Section 2.02 and/or such Party will cooperate with the other Parties and the relevant Governmental Authority to resolve such conflict.

          SECTION 2.03. Formation of Holding Companies. Each of At Home, UPC and
                        ------------------------------
UGC shall use commercially reasonable efforts to promptly form Excite Holdings and chello Holdings, respectively. At Home hereby covenants and agrees to stand behind and be liable for the representations, warranties and covenants of Excite Holdings set forth herein and in the other Basic Agreements as if Excite Holdings were currently a party hereto and thereto. UPC and UGC hereby covenant and agree to stand behind and be liable for the representations, warranties and covenants of chello Holdings set forth herein and in the other Basic Agreements as if chello Holdings were currently a party hereto and thereto.

                                  ARTICLE III

                       CLOSING AND CONDITIONS TO CLOSING

          SECTION 3.01.  Closing.
                         -------

          (a) Upon the terms and subject to the conditions of this Agreement, the closing of the transactions contemplated by this Agreement shall take place at a closing (the "Closing") to be held at the offices of Shearman & Sterling, 9
                   -------
Appold Street, London, EC2A 2AP, on the fifth business day following the satisfaction or waiver of all conditions to the obligations of the Parties set forth in this Article III, or at such other time and place as the Parties may agree upon in writing (the day on which the Closing takes place being the "Closing Date").
 ------------

          (b) At the Closing, the transactions contemplated by Annex M, including without limitation, the following transactions will be completed (it being understood that certain steps may be taken in anticipation of the Closing to establish the contemplated corporate structure, as set forth in Section 2.01 and Annex M, and that the order of these steps shall be as set forth in Annex
M):

          (i) At Home and Excite Holdings shall cause the At Home Contributed Assets to be transferred into the Broadband Operating Company pursuant to the At Home Transfer Documents;

          (ii) chello Holdings, UPC and UGC shall cause the United Group Contributed Assets to be transferred to the Broadband Operating Company pursuant to the United Group Transfer Documents;

          (iii) the Broadband Operating Company shall issue limited partnership units to each of Excite Holdings and chello Holdings in exchange for the At Home Contributed Assets and the United Group Contributed Assets referred to above;

          (iv) each of Excite Holdings and chello Holdings shall subscribe for and purchase Preference Shares and ordinary shares of Broadband Holdings in exchange for cash; and

          (v) Broadband Holdings shall subscribe for and purchase general partnership interests of the Broadband Operating Company in exchange for cash.

          SECTION 3.02.  Conditions to Obligations of all Parties.
                         -----------------------------------------

          The obligations of the Parties to complete the Closing shall be subject to the fulfillment of the following conditions precedent:

          (a)   Consents and Approvals. Each of the Parties shall have received
                ----------------------
all consents, orders and approvals of all Governmental Authorities and officials necessary to consummate the transactions contemplated by this Agreement and the Basic Agreements, without any required modifications or amendment of the terms hereof or thereof which are material to any Party including, without limitation, any required consents, orders or approvals from the European Commission and any national or other Governmental Authorities.


          (b)   No Order. No Governmental Authority shall have enacted, issued,
                --------
promulgated, enforced or entered any Law (whether temporary, preliminary or permanent) which is then in effect and has the effect of making illegal or otherwise preventing or prohibiting consummation of the transactions contemplated by this Agreement or the Basic Agreements.

          (c)   Commitment to Funding. A binding commitment to provide funding
                ---------------------
contemplated pursuant to Section 6.23 from Liberty Media Corporation, UGC and At Home shall have been made available to BH within 10 business days from the date hereof; provided, that (i) this condition shall not apply to UGC or At Home with respect to its own funding commitment thereunder, and (ii) this condition shall terminate after such 10th business day.

          SECTION 3.03.  Conditions to Obligations of At Home and Excite
                         -----------------------------------------------
Holdings.
--------

          The obligation of At Home and Excite Holdings to complete the Closing shall be subject to the fulfilment of the following conditions precedent:

          (a)   Representations, Warranties and Covenants.
                -----------------------------------------

          (i) The representations and warranties of each of chello Holdings, UPC and UGC in this Agreement and the other Basic Agreements shall have been true and correct when made and shall be true and correct as of the Closing, with the same force and effect as if made as of the Closing Date, other than (A) such representations and warranties as are made of another date, which shall be true and correct as of such date and (B) any breach of a representation or warranty which is not qualified as to Material Adverse Effect, the breach of which has not had a Material Adverse Effect;

          (ii) The covenants and agreements contained in this Agreement and the other Basic Agreements to be complied with on or before the Closing by chello Holdings, UPC and UGC shall have been complied with in all material respects, and

          (iii) Each of Excite Holdings and At Home shall have received from each other Party an Officer's Certificate with respect to the matters set forth in clauses (i) and (ii) above.

          (b)   Execution of Basic Agreements. Execution copies in final form of
                -----------------------------
the Basic Agreements shall have been executed by each of the Parties to each such agreement other than At Home and Excite Holdings.

          (c)   No Proceeding or Litigation.
                ----------------------------

          No Action shall have been commenced by or before any Governmental Authority which has had a Material Adverse Effect on chello.

          (d)   Legal Opinions. At Home and Excite Holdings shall have received
                --------------
from counsel or counsels reasonably satisfactory to At Home (it being agreed that Shearman & Sterling, Holmes, Roberts & Owens, LLP and other local counsel retained by UPC and UGC in connection with the transactions contemplated hereby and by the Transfer Documents are satisfactory to At Home) opinions, addressing the matters set forth in Annex N, each in form and substance reasonably satisfactory to At Home.

          (e)   Material Adverse Change. Since the date of this Agreement, no
                -----------------------
Material Adverse Change shall have occurred relating to chello.

          (f)   Resolutions. At Home shall have received a true and complete
                -----------
copy, certified by the secretary or assistant-secretary of each of the other relevant Parties, of the resolutions duly and validly adopted by the Board of Directors or other relevant bodies of UPC and UGC evidencing their authorization of the execution and delivery of this Agreement and the other Basic Agreements to which they will become a party and the consummation of the transactions contemplated hereby and thereby.

          (g)   Franchise Agreements. UPC will cause each UPC Affiliate listed
                --------------------
in Section 3.03(g) of the United Group Disclosure Schedule to enter into binding franchise term sheets in the form of the Franchise Term Sheets.

          SECTION 3.04.  Conditions to the Obligations of chello Holdings, UPC
                         -----------------------------------------------------
and UGC.
-------
          The obligations of chello Holdings, UPC and UGC to complete the Closing shall be subject to the fulfilment of the following conditions precedent:

          (a)   Representations, Warranties and Covenants.
                -----------------------------------------

          (i) The representations and warranties of At Home and Excite Holdings in this Agreement and the other Basic Agreements shall have been true and correct when made and shall be true and correct as of the Closing, with the same force and effect as if made as of the Closing Date (and the representation and warranty in the final sentence of Section 5.01(d) shall be true and correct without qualification as to At Home's Knowledge), other than (A) such representations and warranties as are made of another date, which shall be true and correct as of such date, and (B) any breach of a representation or warranty which is not qualified as to Material Adverse Effect, the breach of which has not had a Material Adverse Effect;

          (ii) The representations and warranties of At Home and Excite Holdings in Section 5.01(n) hereof shall be true and correct in all material respects without qualification as to At Home's Knowledge as of the Closing Date.

          (iii) The covenants and agreements contained in this Agreement and the other Basic Agreements to be complied with on or before the Closing by At Home shall have been complied with in all material respects, and

          (iv) Each of chello Holdings, UPC and UGC shall have received from At Home and Excite Holdings an Officer's Certificate with respect to the matters set forth in clauses (i) through (iii) above.

          (b)   Execution of Basic Agreements. Execution copies in final form of
                -----------------------------
the Basic Agreements shall have been executed by each of the Parties to each such agreement other than chello Holdings, UPC and UGC to the extent it is to be a party to such agreements.

          (c)   No Proceeding or Litigation. No Action shall have been commenced
                ---------------------------
by or before any Governmental Authority which has had a Material Adverse Effect on At Home International.

          (d)   Legal Opinions. chello Holdings, UPC and UGC shall have received
                --------------
from counsel or counsels reasonably satisfactory to UPC and UGC (it being agreed that Dewey Ballantine, Fenwick & West and other local counsel retained by At Home in connection with the transactions contemplated hereby and by the Transfer Documents are satisfactory to UPC and UGC) legal opinions addressing the matters set forth in Annex O, each in form and substance reasonably satisfactory to them.

          (e)   Material Adverse Change.  Since the date of this Agreement, no
                -----------------------
Material Adverse Change shall have occurred relating to At Home International.

          (f)   Resolutions. UPC and UGC shall have received a true and complete
                -----------
copy, certified by the secretary or assistant-secretary of each of At Home and Excite Holdings, of the resolutions duly and validly adopted by the Board of Directors or other relevant body of At Home and Excite Holdings evidencing its authorization of the execution and delivery of this Agreement and the other Basic Agreements and the consummation of the transactions contemplated hereby and thereby.

          (g)  Transfer of At Home Equity Interests. At Home and Excite Holdings
               ------------------------------------
shall have caused the transfer to BOC of (i) all of the equity interests of At Home or Excite Holdings in the Contributed Subsidiaries and (ii) all of the At Home Equity Interests listed in Section 3.04(g) of the At Home Disclosure Schedule.

          SECTION 3.05.  Closing Deliveries. At the Closing, each Party shall
                         ------------------
deliver to each other Party the certificates and other documents required to be delivered pursuant to Sections 3.01, 3.02, 3.03 and 3.04.

                                   ARTICLE IV

             REPRESENTATIONS AND WARRANTIES OF CHELLO HOLDINGS, UPC
                                    AND UGC

          SECTION 4.01.  Joint and Several Representations and Warranties of
                         ---------------------------------------------------
chello Holdings, UPC and UGC.
----------------------------

          chello Holdings, UPC and UGC hereby jointly and severally represent and warrant to At Home and Excite Holdings as follows, as qualified as set forth herein by the disclosures set forth in the disclosure schedule of UPC, UGC and chello Holdings (the "United Group Disclosure Schedule") delivered to At Home
                       --------------------------------
and Excite Holdings contemporaneously herewith:

          (a) Organization and Authority.  chello is a naamloze vennootschap
              --------------------------
company duly organized and validly existing under the laws of The Netherlands and has all necessary power and authority to carry on its business as presently conducted and as currently contemplated to be conducted.

          (b) Capital Stock of chello and Ownership of chello Shares.  The
              ------------------------------------------------------
authorized capital stock of chello as of the date hereof is as set forth in
Section 4.01(b)(i) of the United Group Disclosure Schedule. As of the date hereof, 33,468,000 shares of Ordinary Shares B, 3,642,035 shares of Ordinary Shares A and 100 priority shares are issued and outstanding, all of which are validly issued, fully paid and nonassessable. None of the issued and outstanding shares of chello was issued in violation of any preemptive rights. Except as set forth in the chello Preliminary Prospectus or in Section 4.01(b)(ii) of the United Group Disclosure Schedule, (i) there are no options, warrants, convertible securities or other rights, agreements, arrangements or commitments of any character (including any such arrangements for the benefit of Microsoft Corporation, Liberty Media Corporation or any Controlled Affiliate thereof) relating to the capital stock of chello or obligating chello or any of its shareholders to issue or sell any shares of capital stock of, or any other interest in, chello, and (ii) there are no outstanding contractual obligations of chello to repurchase, redeem or otherwise acquire any shares of common stock or to provide funds to, or make any investment (in the form of a loan, capital contribution or otherwise) in, any other Person. chello owns, directly or indirectly, 100% of the stock of each Subsidiary listed in Section 4.01(b)(iii) of the United Group Disclosure Schedule. Except as set forth on Section 4.01(b)(iv) of the United Group Disclosure Schedule, chello Holdings will own 100% of all outstanding shares of capital stock of chello immediately prior to Closing.

          (c) Corporate Books and Records. The minute books of chello and its
              ---------------------------
Subsidiaries contain accurate records of all meetings and accurately reflect all other actions taken by the stockholders, the Supervisory Board, and all committees of such Boards of chello and its Subsidiaries. Complete and accurate copies of all such minute books and of the stock register of chello have been provided to At Home.

          (d) Litigation. Except as set forth in the chello Preliminary
              ----------
Prospectus or in Section 4.01(d) of the United Group Disclosure Schedule, (i) there are no Actions by or against chello and its Subsidiaries pending before any Governmental Authority (or to the Knowledge of chello Holdings, UPC and UGC threatened to be brought by or before any Governmental Authority) which, if adversely determined, would have a Material Adverse Effect on chello, and (ii) chello is not subject to any Governmental Order (nor, to the Knowledge of chello Holdings, UPC and UGC, are there any such Governmental Orders threatened to be imposed by any Governmental Authority), which if adversely determined it is reasonably likely would have a Material Adverse Effect on chello.

          (e) Compliance with Laws. Except as would not, individually or in the
              --------------------
aggregate, have a Material Adverse Effect on chello, chello and its Subsidiaries have conducted and continue to conduct their business in accordance with all Laws and Governmental Orders applicable to chello, and none of chello or its Subsidiaries is in violation of any such Law or Governmental Order.

          (f) Operating Permits, Licenses, Consents, Etc. Except as set forth
              ------------------------------------------
in the chello Preliminary Prospectus or in Section 4.01(f) of the United Group Disclosure Schedule, each of chello and its Subsidiaries has obtained (or has applied for and expects to receive) all permits, governmental licenses, authorizations, qualifications, notifications, consents and approvals, technology licenses and contractual consents, waivers and amendments as are necessary for the conduct of the business of chello and each of its Subsidiaries in all jurisdictions as carried out on the date hereof and as contemplated hereby and by the other Basic Agreements, including, without limitation, all franchises and telecommunication permits, licenses and consents, except in each case to the extent that the failure to obtain or maintain such permits, governmental licenses, authorizations, qualifications, consents and approvals, technology licenses and contractual consents, waivers and amendments would not have a Material Adverse Effect on chello.

          (g) Intellectual Property. Except as set forth in the chello
              ---------------------
Preliminary Prospectus or in Section 4.01(g) of the United Group Disclosure Schedule, chello (i) owns or possesses or is entitled to use, or can acquire on reasonable terms, adequate Intellectual Property necessary for the conduct of its business as currently conducted or currently proposed to be conducted and as contemplated hereby and by the other Basic Agreements, (ii) has not received notice of infringement of or conflict with asserted rights of others with respect to any Intellectual Property and (iii) has taken reasonable steps necessary to protect its confidential and proprietary information, including, without limitation, trade secrets and know-how.

          (h) Preliminary Prospectus. Except as set forth in Section 4.01(h) of
              ----------------------
the United Group Disclosure Schedule, (i) the chello Preliminary Prospectus, as of its date, did not contain any untrue statement of a material fact or omit to state a material fact (other than those matters set forth under the heading "Risk Factors" that are no longer applicable due to cancellation of chello's proposed initial public offering or the terms of the agreements provided for herein and in the other Basic Agreements) necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, and complied in all material respects with the requirements of the Securities Act of 1933 and the rules and regulations of the SEC thereunder; and
(ii) there has not occurred a Material Adverse Change as of the date of this Agreement relating to chello since the date of the chello Preliminary Prospectus.

          (i) Tax Matters. All taxes payable by chello and its Subsidiaries
              -----------
required to be paid on or prior to the date hereof have been paid (except for such taxes as are being contested by appropriate proceedings in good faith and with respect to which adequate reserves and allowances have been established and identified with reasonable specificity on the applicable financial statements), and the applicable financial statements contain adequate reserves and allowances for all taxes of such entities that are attributable to taxable periods (or portions thereof) through the date hereof with respect to which the payment of such taxes is not yet due. The representations and warranties made in this
Section 4.01(i) as of the date hereof shall be remade as of the Closing Date.

          (j) Set Top Box Technology. Neither UPC nor UGC has entered into any
              ----------------------
agreement or arrangements that requires UPC to deploy any technology or software in set-top computers that would preclude or materially impair BOC's or its Subsidiaries' provision of Category B Services to televisions or Category A Services (as such terms are defined in the chello Relationship Agreements).
For the avoidance of doubt, an agreement or arrangement which would give UPC the right to choose a provider of set-top operating system including, without limitation, offering its own software solutions, would not be considered a breach of this provision.

          (k) Portals; Content.  Except as set forth in Section 4.01(k) of the
              ----------------
United Group Disclosure Schedule, chello is not (i) subject to any agreements or obligations that would restrict or prevent it from modifying its default portals and (ii) a party to any agreements or arrangements with providers of content which cannot be terminated without material penalty payable by chello or which would prevent chello from contracting with providers of content, other than local content that is not material.

          SECTION 4.02.  Several Representations and Warranties of chello
                         ------------------------------------------------
Holdings, UPC and UGC. Each of chello Holdings, UPC and UGC hereby warrants and
---------------------
represents, each as to itself only and each severally and not jointly, to At Home and Excite Holdings as follows, as qualified as set forth herein by the United Group Disclosure Schedule:

          (a) Organization and Authority. UPC is a naamloze vennootschap company
              --------------------------
duly organized and validly existing under the laws of The Netherlands and has all necessary power and authority to enter into its Relationship Agreement with chello, this Agreement and the other Basic Agreements to which it will become a party as contemplated hereby, to carry out its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby. chello Holdings will be a commanditaire vennootschap which as of the Closing shall be duly organized and validly existing under the laws of The Netherlands and shall have all necessary power and authority to enter into this Agreement and the other basic Agreements to which it is a party, to carry out its obligations hereunder and thereunder and consummate the transactions contemplated hereby and thereby. UGC is a corporation duly organized, validly existing and in good standing under the laws of Delaware, and has all the necessary power and authority to enter into its Relationship Agreement with chello, this Agreement and the other Basic Agreements to which it will become a party as contemplated hereby, to carry out its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby. The execution and delivery of its Relationship Agreement with chello (in the case of UPC and UGC), this Agreement and the other Basic Agreements to which it will become a party as contemplated hereby by each of chello Holdings, UPC and UGC, the performance by it of its obligations hereunder and thereunder and the consummation by it of the transactions contemplated hereby and thereby have been (or, with respect to chello Holdings, shall be) duly authorized by all requisite action on its part. Each of its Relationship Agreement with chello (in the case of UPC and UGC) and this Agreement has been duly executed and delivered by each of chello Holdings, UPC and UGC and (assuming due authorization, execution and delivery by the other Persons signatory hereto) each of its Relationship Agreement with chello (in the case of UPC and UGC) and this Agreement constitutes, and upon execution and delivery thereof each other Basic Agreement to which it will become a party will constitute, a legal, valid and binding obligation of each of chello Holdings, UPC and UGC enforceable against it in accordance with its terms.

          (b) No Conflict. Except as set forth in Section 4.02(b) of the United
              -----------
Group Disclosure Schedule, the execution, delivery and performance by each of chello Holdings, UPC and UGC of its Relationship Agreement with chello (in the case of UPC and UGC), this Agreement and the other Basic Agreements to which it will become a party as contemplated hereby do not and will not (i) violate, conflict with or result in the breach of any provision of its Articles of Association or certificate of incorporation, as applicable, (ii) conflict with or violate any Law applicable to chello Holdings, UPC or UGC, chello or any of chello's Subsidiaries or any of their assets, properties or businesses or (iii) conflict with, result in any breach of, constitute a default (or event with which the giving of notice or lapse of time or both, would become a default) under, require any consent under, or give to others any rights or result in any loss of rights (including, without limitation, rights upon a change of control) pursuant to, any material contract, agreement or arrangement by which chello Holdings, UPC or UGC or any of their Subsidiaries is bound.

          (c) Ownership of chello Shares. As of the date hereof, the ownership
              --------------------------
by chello Holdings, UPC and UGC of chello capital stock is as set forth in
Section 4.02(c) of the United Group Disclosure Schedule. The chello capital stock held by each of UPC and UGC is owned of record and beneficially solely by each of UPC and UGC free and clear of all Encumbrances.

          (d) Litigation. Except as set forth in the chello Preliminary
              ----------
Prospectus or in Section 4.02(d) of the United Group Disclosure Schedule, there are no Actions by or against either chello Holdings, UPC or UGC pending before any Governmental Authority (or, to the Knowledge of each of chello Holdings, UPC and UGC, threatened to be brought by or before any Governmental Authority) which, if adversely determined, would have a Material Adverse Effect on chello Holdings, UPC, UGC or chello or any of the transactions contemplated hereby or by the other Basic Agreements. None of chello Holdings, UPC or UGC is subject to any Governmental Order (nor, to the Knowledge of each of UPC or UGC, are there any such Governmental Orders threatened to be imposed by any Governmental Authority) which, if adversely determined, it is reasonably likely would have a Material Adverse Effect on chello Holdings, UPC, UGC or chello or any of the transactions contemplated hereby or by the other Basic Agreements.

          (e) UPC and UGC SEC Reports. Except as set forth in Section 4.02(e)
              -----------------------
of the United Group Disclosure Schedule, (i) the UPC SEC Reports and the UGC SEC Reports, as of their respective filing dates, did not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, and complied in all material respects with the requirements of the Exchange Act and the rules and regulations of the SEC thereunder, and (ii) there has not occurred a Material Adverse Change relating to UPC and its Subsidiaries or UGC and its Subsidiaries since the dates of filing of the most recent Quarterly Report on Form 10Q for UPC and UGC, respectively.

          (f) United Group Contributed Assets. Except as set forth in Section
              -------------------------------
4.02(f) or the United Group Disclosure Schedule, (i) the United Group Contributed Assets represent all of the assets (including all rights of chello under the chello Relationship Agreements, the Franchise Term Sheets, the Network Sharing Term Sheet and its other contracts and agreements) of chello and its Subsidiaries relating to any business it currently conducts in the Territory, and there are no other assets of whatsoever nature of UGC, UPC or chello or any of their Subsidiaries, whether held directly or indirectly (including through minority investments), that are required to implement the Covered Business; (ii) upon the transfer of the United Group Contributed Assets to the Broadband Operating Company as provided in Section 3.01, the Broadband Operating Company shall have the full rights, title and interests therein free and clear of any Encumbrance; and (iii) the transfer of the United Group Contributed Assets as provided in Section 3.01 shall not cause the Broadband Operating Company to incur any liabilities or obligations relating to UGC or UPC's businesses or operations.

          (g) Full Disclosure.
              ---------------

              (i) UPC and UGC are not aware of any facts pertaining to chello or chello's Subsidiaries which would reasonably likely have a Material Adverse Effect on chello and which have not been disclosed in this Agreement or the chello Preliminary Prospectus or otherwise disclosed to At Home by UPC, UGC or chello in writing; and

              (ii) No representation or warranty of chello Holdings, UPC or UGC in this Agreement, nor any statement or certificate furnished or to be furnished to At Home pursuant to this Agreement or in connection with the transactions contemplated by this Agreement, contains or will contain any untrue statement of a material fact, or omits or will omit to state a material fact necessary to make the statements contained herein or therein, in the light of the circumstances under which they were made not misleading, except as would not have a Material Adverse Effect on chello.

          (h) Financial Model Inputs. The information set forth in Section
              -----------------------
4.02(h) of the United Group Disclosure Schedule relating to the economic arrangements and agreements in existence among UPC/UGC and their respective Affiliates and Subsidiaries is true and correct in all material respects and such arrangements and agreements are pursuant to legal documentation which is in full force and effect.

                                   ARTICLE V

                   REPRESENTATIONS AND WARRANTIES OF AT HOME
                              AND EXCITE HOLDINGS

SECTION 5.01.  Joint and Several Representations and Warranties of At Home and
               ---------------------------------------------------------------
Excite Holdings.
---------------
          At Home and Excite Holdings hereby jointly and severally represent and warrant to chello Holdings, UPC and UGC as follows, as qualified as set forth herein by the disclosures set forth in the disclosure schedule of At Home and Excite Holdings (the "At Home Disclosure Schedule") delivered to UPC, UGC and
                      ---------------------------
chello Holdings contemporaneously herewith:

          (a) Organization and Authority.  Each of the At Home International
              --------------------------
Entities is organized and validly existing under the laws of the jurisdiction as set forth on Section 5.01(a) of the At Home Disclosure Schedule and has all necessary power and authority to carry on its business as presently conducted and as currently contemplated to be conducted.

          (b) Capital Stock of At Home International Entities.  The authorized
              -----------------------------------------------
capital stock of the At Home International Entities and At Home's direct and indirect ownership in such At Home International Entities is as set forth in
Section 5.01(b)(i) of the At Home Disclosure Schedule. None of the issued and outstanding shares of capital stock of the At Home International Entities was issued in violation of any preemptive rights. Except as set forth in Section 5.01(b)(ii) of the At Home Disclosure Schedule, (i) there are no options, warrants, convertible securities or other rights, agreements, arrangements or commitments of any character relating to the capital stock of the At Home International Entities or obligating At Home, Excite Holdings or any of the At Home International Entities to issue or sell any shares of capital stock of, or any other interest in, any of the At Home International Entities and (ii) there are no outstanding contractual obligations of At Home, Excite Holdings or any of the At Home International Entities to repurchase, redeem or otherwise acquire any shares of common stock or to provide funds to, or make any investment (in the form of loan, capital contribution or otherwise) in, any other Person. The ownership of the capital stock of each At Home International Entity is as set forth in Section 5.01(b)(iii) of the At Home Disclosure Schedule.

          (c) Financial Information.  True and complete copies of the financial
              ---------------------
information described in Section 5.01(c) of the At Home Disclosure Schedule (collectively referred to herein as the "Financial Statements") have been
                                         --------------------
delivered by At Home to chello, UPC and UGC. The Financial Statements, other than budgets, forecasts and projections, (i) were prepared in accordance with the books of account and other financial records of the respective At Home International Entities and (ii) present fairly, in all material respects, the financial condition and results of operations of such At Home International Entities as of the dates thereof or for the periods covered thereby.

          (d) Corporate Books and Records; Material Documents. Except as set
              -----------------------------------------------
forth in Section 5.01(d) of the At Home Disclosure Schedule, the minute books of the At Home International Entities in At Home's possession contain, in all material respects, accurate records of all meetings and accurately reflect all other actions taken by the stockholders, and all committees of such Boards of the At Home International Entities.

Copies of all such minute books and of the stock register of each of the At Home International Entities in At Home's possession and of all other material legal and financial information related to the At Home International Entities and the conduct of their business in At Home's possession (collectively, the "At Home
                                                                      -------
Material Documents") have been provided to UPC. To At Home's Knowledge, the At
------------------
Home Joint Venture Documents, the Financial Statements and the At Home Material Documents, collectively, reflect all material legal and commercial arrangements of the At Home International Entities.

          (e) Litigation. Except as set forth in the At Home 1999 Annual Report
              ----------
on form 10-K or in Section 5.01(e) of the At Home Disclosure Schedule, (i) there are no Actions by or against the At Home International Entities pending before any Governmental Authority (or, to the Knowledge of At Home and Excite Holdings, threatened to be brought by or before any Governmental Authority) which, if adversely determined, would have a Material Adverse Effect on At Home International, and (ii) the At Home International Entities are not subject to any Governmental Order (nor, to the Knowledge of At Home and Excite Holdings, are there any such Governmental Orders threatened to be imposed by any Governmental Authority) which, if adversely determined, it is reasonably likely, would have a Material Adverse Effect on At Home International.

          (f) Compliance with Laws. Except as would not, individually or in the
              --------------------
aggregate, have a Material Adverse Effect on At Home International, the At Home International Entities have conducted and continue to conduct their businesses in accordance with all Laws and Governmental Orders applicable to the At Home International Entities and no At Home International Entity is in violation of any such Law or Governmental Order.

          (g) Operating Permits, Licenses, Consents, Etc. Except as set forth
              ------------------------------------------
in Section 5.01(g) of the At Home Disclosure Schedule, each of the At Home International Entities has obtained all permits, governmental licenses, authorizations, qualifications, consents and approvals, technology licenses and contractual consents, waivers and amendments as are necessary for the conduct of the business of each of the At Home International Entities in all jurisdictions as carried out on the date hereof and as contemplated hereby and by the other Basic Agreements, including, without limitation, all franchises and telecommunication permits, licenses and consents, except in each case to the extent that the failure to obtain or maintain such permits, governmental licenses, authorizations, qualifications, consents and approvals, technology licenses and contractual consents, waivers and amendments would not have a Material Adverse Effect on At Home International.

          (h) Intellectual Property. Except as set forth in Section 5.01(h) of
              ---------------------
the At Home Disclosure Schedule, (i) the At Home International Entities, taken as a whole, own or possess or are entitled to use, or can acquire on reasonable terms, adequate Intellectual Property necessary for the conduct of the businesses of the At Home International Entities as currently conducted or currently proposed to be conducted and as contemplated hereby and by the other Basic Agreements, (ii) none of the At Home International Entities has received written notice of infringement of or conflict with asserted rights of others, with respect to any material Intellectual Property and (iii) the At Home International Entities, taken as a whole, have taken reasonable steps necessary to protect their confidential and proprietary information, including, without limitation, trade secrets and know-how.

          (i) No Defaults. Except as set forth in Section 5.01(i) of the At
              -----------
Home Disclosure Schedule, no event has occurred or, to the Knowledge of At Home is likely to occur, which constitutes a default or breach by At Home or any of its Subsidiaries or other parties to the At Home Joint Ventures under any agreement, undertaking, instrument or document to which any of the foregoing is a party or by which any of them or their respective properties are bound, except in each case for defaults or breaches that would not have had a Material Adverse Effect on At Home International.

          (j) At Home Joint Ventures. Except as set forth in Section 5.01(j) of
              ----------------------
the At Home Disclosure Schedule and except as would not have a Material Adverse Effect on At Home International, (i) each of the representations and warranties made by At Home and, to the Knowledge of At Home, the other parties thereto in the At Home Joint Venture Documents to which At Home is a party was true and correct as of the date made, and to the Knowledge of At Home, neither At Home nor any of the other parties to the At Home Joint Venture Documents is in breach thereunder; and (ii) all of the agreements listed in Section 1.01(f) of the At Home Disclosure Schedule as part of the At Home Joint Venture Documents are in full force and effect, and there is no event, circumstance or condition that has occurred or to the Knowledge of At Home is reasonably likely to occur that would result in the termination (prior to its scheduled termination) of any At Home Joint Venture or any material agreement relating thereto or give At Home or the other party or parties thereto any right to call a default under, terminate or alter the terms thereof in a manner that would be adverse to At Home.

          (k) Financial Model Inputs. The information set forth in Section
              -----------------------
5.01(k) of the At Home Disclosure Schedule relating to the economic arrangements and agreements in existence among At Home, the At Home International Entities and, as the case may be, the cable operators distributing the At Home services, is true and correct in all material respects and such arrangements and agreements are pursuant to legal documentation which is in full force and effect.

          (l) Funding and Other Commitments. Except as set forth in Section
              -----------------------------
5.01(l) of the At Home Disclosure Schedule or as contemplated hereby, there are no material commitments (whether such commitments arise out of legal agreements, resolutions or otherwise) of At Home or its Subsidiaries to fund, capitalize, make loans to, or guaranty obligations of, the At Home International Entities.

          (m) Tax Matters. All taxes payable by the At Home Joint Ventures and
              -----------
Contributed Subsidiaries and required to be paid on or prior to the date hereof have been paid (except for such taxes as are being contested by appropriate proceedings in good faith and with respect to which adequate reserves and allowances have been established and identified with reasonable specificity on the applicable financial statements), and the applicable financial statements contain adequate reserves and allowances for all taxes of such entities that are attributable to taxable periods (or portions thereof) through the date hereof with respect to which the payment of such taxes is not yet due. The representations and warranties in this Section 5.02 (m) made as of the date hereof shall be remade as of the Closing Date.

          (n) Franchise Distribution Agreements. Set forth in Section 5.01(n) of
              ---------------------------------
the At Home Disclosure Schedule is, to the Knowledge of At Home, a true and complete list of all affiliates of Jupiter Communications Co., Ltd. ("J-Com") which have fully executed binding Operating Rules which are attached to a Master Distribution Agreement pursuant to which At Home Japan Co. Ltd distributes its services and the aggregate number of franchise nominees with respect to such agreements.

          (o) Services. The services which At Home is contractually obligated to
              --------
provide the respective At Home Joint Ventures pursuant to the applicable At Home Joint Venture Documents are currently being provided in all material respects. At Home will continue to perform all obligations that At Home (or its Subsidiaries other than the At Home International Entities) is contractually bound to perform under the At Home Joint Venture Agreements in order to obtain royalties, or will transfer to BOC all capabilities necessary to perform such obligations at no cost to BOC. At Home will continue to provide all services provided by At Home (or its Subsidiaries other than the At Home International Entities) to the At Home Joint Ventures pursuant to the terms of the applicable agreements, or will transfer to BOC all capabilities necessary to perform such obligations (other than personnel) at no cost to BOC.

          (p) Other Representations. (i) The matters set forth in Section
              ---------------------
5.01(p) of the At Home Disclosure Schedule are true and correct [*].

              SECTION 5.02. Several Representations and Warranties of At Home
                            -------------------------------------------------
and Excite Holdings.
--------------------
              Each of At Home and Excite Holdings hereby represents and warrants, each to itself only and each severally and not jointly, to chello Holdings, UPC and UGC as follows, qualified as set forth herein by the At Home Disclosure Schedule:

              (a) Organization and Authority. At Home is and Excite Holdings
                  --------------------------
shall be as of the Closing a corporation duly organized, validly existing and in good standing under the laws of Delaware and At Home has and Excite Holdings shall as of the Closing have all necessary power and authority to enter into this Agreement and the other Basic Agreements to which it will be a party, to carry out its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby. The execution and delivery by each of At Home and Excite Holdings of this Agreement and the other Basic Agreements to which each of At Home and Excite Holdings will be a party, the performance by it of its obligations hereunder and thereunder and the consummation by it of the transactions contemplated hereby and thereby has been (or, with respect to Excite Holdings, shall be) duly authorized by all requisite action on its part. This Agreement has been, and each of the other Basic Agreements to which it will become a party, once executed, will have been duly executed and delivered by each of At Home and Excite Holdings and (assuming due authorization, execution and delivery by each other Person signatory thereto) this Agreement constitutes, and upon execution and delivery thereof each such other Basic Agreement will constitute, a legal, valid and binding obligation of each of At Home and Excite Holdings enforceable against it in accordance with its terms.

              (b) No Conflict. Except as set forth in Section 5.02(b) of the At
                  -----------
Home Disclosure Schedule, the execution, delivery and performance by each of At Home and Excite Holdings of this Agreement do not and of the other Basic Agreements to which it will become a party will not (i) violate, conflict with or result in the breach of any provision of its Certificate of Incorporation,
(ii) conflict with or violate any Law applicable to Home or Excite Holdings or any of the At Home International Entities or any of their assets, properties or businesses or (iii) except as would not have a Material Adverse Effect on At Home

[*]= CERTAIN INFORMATION HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

International, conflict with, result in any breach of, constitute a default (or event with which the giving of notice or lapse of time or both, would become a default) under, require any consent under, or give to others any rights or result in any loss of rights (including, without limitation rights upon a change of control) pursuant to, any material contract, agreement or arrangement by which At Home or Excite Holdings or any of the At Home International Entities is bound.

          (c) Ownership of At Home International Entities.  As of the Closing
              -------------------------------------------
Date hereof, the ownership by Excite Holdings of the capital stock of each of the At Home International Entities is as set forth in Section 5.02(c)(i) of the At Home Disclosure Schedule. The At Home International Entity capital stock held by Excite Holdings is owned of record and beneficially by Excite Holdings free and clear of all Encumbrances other than as set forth in the At Home Joint Venture Documents and in Section 5.02(c)(ii).

          (d) Litigation.  Except as set forth in the At Home 1999 Annual Report
              ----------
or Form 10-K or in Section 5.02(d) of the At Home Disclosure Schedule, there are no Actions by or against either At Home or Excite Holdings pending before any Governmental Authority (or, to the best Knowledge of At Home and Excite Holdings, threatened to be brought by or before any Governmental Authority) which if adversely determined would have a Material Adverse Effect on At Home, Excite Holdings or the At Home International Entities or any of the transactions contemplated hereby or by the other Basic Agreements. Neither At Home nor Excite Holdings is subject to any Governmental Order (nor, to the best Knowledge of At Home and Excite Holdings, are there any such Governmental Orders threatened to be imposed by any Governmental Authority) which would reasonably likely have a Material Adverse Effect on At Home, Excite Holdings or any of the transactions contemplated hereby or by the other Basic Agreements.

          (e) Intellectual Property.  Except as set forth in Section 5.02(e) of
              ---------------------
the At Home Disclosure Schedule, (i) each of At Home, Excite Holdings and the At Home International Entities owns or possesses or is entitled to use, or can acquire on reasonable terms, the Intellectual Property necessary to perform their obligations and grant the rights granted under the Technology Licensing Term Sheet and the conduct of the At Home International Entities businesses as currently conducted or currently proposed to be conducted and as contemplated hereby and by the other Basic Agreements (collectively the "At Home IP") and
                                                            ----------
(ii) neither At Home, Excite Holdings nor the At Home International Entities has received notice of infringement of or conflict with asserted rights of others with respect to any material At Home IP.

          (f) At Home SEC Reports.  Except as set forth in Section 5.02(f) of
              -------------------
the At Home Disclosure Schedule, (i) the At Home SEC Reports, as of their respective dates, did not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, and complied in all material respects with the requirements of the Exchange Act and the rules and regulations of the SEC thereunder, and (ii) there has not occurred a Material Adverse Change relating to At Home or to the At Home International Entities, taken as a whole, since the date of filing with the SEC of the most recent Quarterly Report on Form 10-Q.

          (g) At Home Contributed Assets.  Except as set forth in Section
              --------------------------
5.02(g) of the At Home Disclosure Schedule, (i) the At Home Contributed Assets represent all of the assets (including, without limitation, any option rights or rights of first offer or first refusal) of At Home and its Subsidiaries relating to any business it currently conducts in the Territory, and there are no other assets of whatsoever nature of At Home or any of its Subsidiaries, whether held directly or indirectly (including through minority investments ), that (taken together with the intellectual property rights to be acquired by the Broadband Operating Company pursuant to the Technology Licensing Term Sheet and the other Basic Agreements) are required by the Broadband Operating Company to implement the Covered Business or to provide the At Home Covered Services in the Territory as contemplated hereby and by the other Basic Agreements; (ii) upon the transfer of the At Home Contributed Assets to the Broadband Operating Company as provided in Section 3.01, the Broadband Operating Company shall have the full rights, title and interests therein free and clear of any Encumbrance; and (iii) the transfer of the At Home Contributed Assets as provided in Section 3.01 shall not cause the Broadband Operating Company to incur any liabilities or obligations relating to At Home's business or operations outside the Territory.

          (h)  Full Disclosure.
               ---------------

               (i) At Home is not aware of any facts pertaining to any At Home International Entity which would reasonably likely have a Material Adverse Effect on At Home International and which have not been disclosed in this Agreement or the financial statements described in
          Section 5.01(c) or otherwise disclosed to UPC, UGC and chello by At Home or Excite Holdings in writing; and

               (ii) No representation or warranty of At Home or Excite Holdings in this Agreement, nor any statement or certificate furnished or to be furnished to UPC, UGC or chello pursuant to this Agreement or in connection with the transactions contemplated by this Agreement, contains or will contain any untrue statement of a material fact, or omits or will omit to state a material fact necessary to make the statements contained herein or therein, in the light of the circumstances under which they were made not misleading, except as would not have a Material Adverse Effect on At Home International.


                                   ARTICLE VI

                                   COVENANTS

          SECTION 6.01.  Mutual Confidentiality.
                         ----------------------

          For the term of this Agreement, each Party agrees to, and shall cause his, her or its agents, representatives, Controlled Affiliates, employees, officers and directors to: (i) treat and hold as confidential (and not disclose or provide access to any Person to) all information relating to trade secrets, processes, patent and trademark applications, product development, price, customer and supplier lists, pricing and marketing plans, policies and strategies, details of client and consultant contracts, operations methods, product development techniques, business acquisition plans, new personnel acquisition plans and all other confidential information with respect to the businesses of each of the other Parties; (ii) in the event that any such Party or any such agent, representative, Affiliate, employee, officer or director becomes legally compelled to disclose any such information relating to another Party, provide the Party to whom such information relates with prompt written notice of such requirement so that such Party to whom the information relates may seek a protective order or other remedy or waive compliance with this Section 6.01,
(iii) in the event that such protective order or other remedy is not obtained, or the Party to whom the information relates waives compliance with this Section 6.01, furnish only that portion of such confidential information which is legally required to be provided and exercise its best efforts to obtain assurances that confidential treatment will be accorded such information; and
(iv) promptly furnish upon request to the Party to whom the information relates any and all copies (in whatever form or medium) of all such confidential information then in the possession of such Party or any of its agents, representatives, Controlled Affiliates, employees, officers and directors and destroy any and all additional copies then in the possession of such Party or any of its agents, representatives, Controlled Affiliates, employees, officers and directors of such information and of any analyses, compilations, studies or other documents prepared, in whole or in part, on the basis thereof; provided,
                                                                     --------
however, that this sentence shall not apply to any information that, at the time
-------
of disclosure, is available publicly and was not disclosed in breach of this Agreement by such Party, its agents, representatives, Controlled Affiliates, employees, officers or directors; provided further that, with respect to
                                  -------- -------
Intellectual Property, specific information shall not be deemed to be within the foregoing exception merely because it is embraced in general disclosures in the public domain. In addition, with respect to Intellectual Property, any combination of features shall not be deemed to be within the foregoing exception merely because the individual features are in the public domain unless the combination itself and its principle of operation are in the public domain. Each Party agrees and acknowledges that remedies at law for any breach of its obligations under this Section 6.01 are inadequate and that in addition thereto the Party to whom the information relates shall be entitled to seek equitable relief, including injunction and specific performance, in the event of any such breach.

          SECTION 6.02.  Regulatory and Other Authorizations; Notices and
                         ------------------------------------------------
Consents.
--------

          (a) Each Party shall each use commercially reasonable efforts to obtain all authorizations, consents, orders and approvals of all Governmental Authorities and officials that may be or become necessary for its execution and delivery of, and the performance of its obligations pursuant to, this Agreement and the other Basic Agreements and each of the transactions contemplated hereby and thereby, including, but not limited to, entering into the Basic Agreements to which it is contemplated to become a party as provided hereby and thereby and will cooperate fully with each other in promptly seeking to obtain all such authorizations, consents, orders and approvals. Each Party agrees to supply as promptly as practicable to the appropriate Governmental Authorities any information and documentary material that may be requested pursuant to any Laws by such Governmental Authorities for this purpose.

          (b) Each Party shall give promptly such notices to third parties and use its or their best efforts to obtain such third party consents as each of the other Parties may in its reasonable discretion deem necessary or desirable in connection with the transactions contemplated by this Agreement, including, but not limited to, entering into the Basic Agreements to which it is contemplated to become a party as provided hereby and thereby.

          (c) Each Party shall cooperate and use commercially reasonable efforts to assist each other Party in giving such notices and obtaining such consents and estoppel certificates.

          (d) The Parties agree that, in the event any consent, approval or authorization necessary or desirable to preserve the United Group Contributed Assets or the At Home Contributed Assets, or any right or benefit under any lease, license, contract, commitment or other agreement or arrangement related to the United Group Contributed Assets or the At Home Contributed Assets to which any Party is a party is not obtained prior to the Closing, the Parties will, subsequent to the Closing, cooperate in attempting to obtain such consent, approval or authorization as promptly thereafter as practicable.

          (e) To the extent required consents, approvals or authorizations are not obtained prior to Closing with respect to the transfer of the United Group Contributed Assets or At Home Contributed Assets, and such matters shall not have been waived in connection with Closing, then until such consents, approvals or authorization are obtained, the Party required to obtain such consents, approvals or authorization shall cause BOC to obtain the benefits and BOC to assume the obligations with respect to such items in accordance with this Agreement by acting as subcontractor, sublicensee, sublessee or third party beneficiary of the applicable Party and the applicable Party shall enforce for the benefit of BOC any and all rights of such Party against a third party with respect to any such items and such Party shall promptly pay to BOC any and all monies received by such Party in connection with any such lease, license, contract, commitment or other agreement or arrangement. For a period of eighteen
(18) months after the Closing Date, the applicable Party shall continue to use all commercially reasonable efforts to obtain a consent, approval or authorization with respect to each such item as may be required. In addition, in the event that any lease, license, contract, commitment or other agreement or arrangement which contains a non-competition or non-disclosure provision in favor of BOC as successor to a Party and such provision shall not be assignable to BOC at Closing, the applicable Party hereby covenants and agrees to enforce at BOC's request, in accordance with BOC's instructions and at BOC's expense, the non-competition or non-disclosure provisions of such lease, license, contract, commitment or other agreement or arrangement.

          SECTION 6.03.  Notice of Developments.
                         ----------------------

          Prior to the Closing, each Party shall promptly notify each other Party to whom it has made representations and warranties in writing of (i) all events, circumstances, facts and occurrences arising subsequent to the date of this Agreement which could result in any breach of a representation or warranty or covenant in this Agreement of the Party giving the notice or which could have the effect of making any representation or warranty in this Agreement of any such Party untrue or incorrect in any respect and (ii) all other material developments affecting the assets, liabilities, business, financial condition, operations, results of operations, customer or supplier relations, employee relations, projections or prospects of the Party giving notice.

          SECTION 6.04.  No Solicitation or Negotiation.
                         ------------------------------

          Each Party to this Agreement agrees that between the date of execution of this Agreement and the earlier of (i) the Closing and (ii) the termination of this Agreement, none of the Parties nor any of their respective Affiliates, officers, directors, representatives or agents will (a) solicit, initiate, consider, encourage or accept any other proposals or offers from any Person to enter into any agreement or arrangement falling within the ambits of the purpose and scope of this agreement as set out in Article II above, or (b) participate in any discussions, conversations, negotiations and other communications regarding, or furnish to any other Person any information with respect to, or otherwise cooperate in any way, assist or participate in, facilitate or encourage any effort or attempt by any other Person to seek to do so. Each of the parties immediately shall cease and cause to be terminated all existing discussions, conversations, negotiations and other communications with any Persons conducted heretofore with respect to the foregoing. Each Party shall notify all the other Parties promptly if any such proposal or offer, or any inquiry or other contact with any Person with respect thereto, is made or shall have been received after the date of execution of this Agreement, and shall, in any such notice, indicate in reasonable detail the identity of the Person making such proposal, offer, inquiry or contact and the terms and conditions of such proposal, offer, inquiry or other contact.

          SECTION 6.05.  No Solicitation of Employees.
                         ----------------------------

          From and after the date hereof and for a period ending on the earlier of (i) the date which is two years after the date of termination of this Agreement by any Party in accordance with the provisions of Article VIII (and in the event of such termination) and (ii) the date that is seven years from the date hereof, none of the Parties shall, and subject to the hiring by BOC of certain employees of the Parties contemplated by Section 6.09 hereof, the Parties shall cause Broadband Holdings and BOC to not, solicit for employment any officers or employees of the other Parties or of Broadband Holdings or BOC; provided, however, that general advertisements in newspapers and other
--------  -------
periodicals or electronic media shall not be considered solicitations for employment within the meaning of this Section 6.05 and no Party shall be prohibited from speaking with or hiring any such officer or employee who shall have approached the Party without having been so solicited by such Party.

          SECTION 6.06.  Compliance; Non-contravention.
                         -----------------------------

          Each Party will comply with the terms of the Basic Agreements to which it is or becomes a Party, and will use all reasonable efforts to perform its respective obligations under each such document to which it is or becomes a Party.

          SECTION 6.07.  Further Actions.
                         ---------------

          Each of the Parties to this Agreement shall use all reasonable efforts to take, or cause to be taken, all appropriate actions, do or cause to be done all things necessary, proper or advisable under applicable Laws, and execute and deliver such documents and other papers, as may be required to carry out the provisions of this Agreement and the other Basic Agreements and consummate and make effective the transactions contemplated hereby and thereby, including, without limitation, in order to make effective the transfer of the At Home Contributed Assets or the United Group Contributed Assets to BOC.

          SECTION 6.08.  Modifications to Structure.
                         ---------------------------

          In the event any Party determines that the proposed structure for the proposed transaction or the steps necessary to complete the transaction can be modified in a way that would be beneficial from a tax or non-tax perspective to such Party, the other Parties agree to cooperate in good faith and exercise reasonable commercial efforts to effect such modification, provided that such
                                                           --------
modification is not materially adverse to such other Party or Parties or unduly delays the transactions contemplated hereby.

          SECTION 6.09.  Equity-Based Compensation.
                         -------------------------

          (a) Establishment of New Incentive Plan.  Effective as of the Closing,
              -----------------------------------
the Parties shall take all actions necessary to establish an equity-based incentive compensation plan (the "BH Incentive Plan") substantially in
                                  -----------------
accordance with the terms as set forth on Annex P hereof, subject to such changes as may be agreed by the Parties or as may be necessary or desirable for compliance with applicable law. The BH Incentive Plan shall provide for an allocation of the total shares reserved under the plan as follows: (i) a number of shares necessary for Nontransferred At Home Employee Awards (as defined below) and (ii) a number of shares necessary for all other grants of awards, including grants to new hires. All awards under the BH Incentive Plan shall be approved by the Compensation Committee of the BH Supervisory Board (the

"Compensation Committee") and the BH Supervisory Board; provided, however, the
-----------------------                                 --------  -------
grant of Nontransferred At Home Employee Awards shall be based upon the recommendations of At Home subject to approval by the Compensation Committee, which approval shall not be unreasonably withheld. Effective as of the Closing Date, a new equity plan foundation (the "BH Foundation") shall be established by
                                         -------------
BH for purposes of holding the shares of BH to be issued pursuant to the BH Incentive Plan from time to time. Notwithstanding the foregoing, to the extent awards under the BH Incentive Plan would result in adverse tax consequences for an individual and such individual is not otherwise compensated, such individuals' options under the existing chello Phantom Plan or chello Equity Plan will not be cancelled and they will not be required to exchange such options for options under the BH Incentive Plan.

          (b) Treatment of Existing Equity Based Compensation Plans and
              ---------------------------------------------------------
Outstanding Awards.
------------------

          (i) chello Phantom Plan.  Prior to the Closing, UPC or UGC shall take
              -------------------
all actions necessary, including obtaining all necessary consents, to have each holder of an outstanding phantom stock option granted under the chello Phantom Option Plan (a "Phantom Option") who is a member of the chello Supervisory Board
                --------------
or Management Board to waive any right to acceleration of vesting on account of any of the transactions contemplated in this Agreement. With respect to all other holders of Phantom Options, UPC or UGC shall use commercially reasonable efforts to obtain their consent to the waiver of any right to acceleration of vesting of the Phantom Options on account of any of the transactions contemplated in this Agreement. Effective as of the Closing, the Parties shall use commercially reasonable efforts to obtain the consent of each holder of a Phantom Option to cancel such Phantom Option in exchange for a grant of an equity-based compensation award issued under the BH Incentive Plan, effective as of the Closing Date or such later date as is mutually agreed to by the Parties (a "Substitute chello Equity Award"). Substitute chello Equity Awards shall
    ------------------------------
take the form of either options to purchase shares of BH, for those Phantom Option holders for whom such type of equity-based compensation awards will not result in adverse tax consequences, or in such other form of award as contemplated in the BH Incentive Plan, as would preserve a favorable tax treatment for the Phantom Option holders, as mutually agreed by the Parties. Moreover, to the extent such exchange would result in adverse tax consequences for an individual and such individual is not otherwise compensated, such individual's Phantom Options will not be cancelled and they will not be required to effect such exchange. As of the Closing, the Spread under each Substitute chello Equity Award shall not be less than the Spread under the Phantom Option it is replacing. For purposes of this Section 6.11, "Spread" shall mean the
                                                      ------
positive difference between the fair market value of the stock underlying an award and the exercise price of such award. In addition, all Phantom Options that were to be priced with reference to the initial public offering price of chello shall be priced in reference to the fair market value of chello on the

Closing Date. The Substitute chello Equity Awards shall otherwise be subject to substantially the same terms and conditions as the cancelled Phantom Option, to the extent permissible under the BH Incentive Plan, including the same term and vesting schedule. As promptly as reasonably practicable after the Closing, BH shall issue to each former holder of a Phantom Option a document evidencing the new grant under the BH Incentive Plan. Effective as of the Closing Date, the chello Phantom Stock Option Plan shall be terminated as to new grants. Between the date of this Agreement and the Closing Date grants will only be made from the chello Phantom Stock Option Plan in the normal course of business consistent with other recent grants. UPC shall assume all liabilities and obligations of chello with respect to the satisfaction and payment of any Phantom Option that is exercised or is otherwise required to be settled at or following the Closing by making a payment in the form of cash or shares of UPC stock, as so elected by UPC in its sole discretion (each, a "UPC Payment"). In the event of any UPC
                                     -----------
Payment, the Parties shall take all actions necessary to ensure that UPC be granted, as soon as practicable following the date of such UPC Payment, a number of shares of BH stock with a fair market value equal to such UPC Payment either from the BH Foundation or from newly issued shares of BH.

          (ii)  chello Equity Plan.
                ------------------

          (A) Prior to the Closing, subject to the condition that no adverse tax consequences would result with respect to each option holder and that any transfer of transfer of their options or shares thereunder has been approved by UGC, UPC and UGC shall use commercially reasonable efforts, to obtain all required consents from each option holder, to (i) amend each unexpired and unexercised stock option under the chello Foundation Stock Option Plan (a "chello Option") so that it may be exchanged at the election
                     -------------
     of the holder into a stock option to be issued under the BH Incentive Plan effective as of the Closing Date (a "Substitute chello Option Award") and
                                          ------------------------------
     (ii) waive all of his or her rights under the chello Plan and the option agreements entered into thereunder including those that are triggered by any of the transactions contemplated in this Agreement. Each Substitute chello Option Award shall have terms comparable to the chello Option it is replacing including, without limitation, the same term and vesting schedule. As of the Closing, the Spread under each Substitute chello Option Award shall not be less than the Spread under the chello Option it is replacing. No right to exchange as contemplated in this subparagraph (A) or
     (B) shall be granted unless the recipient thereof signs an agreement to the effect that he or she will not assert any minority rights with respect to shares of chello stock following the Closing. Effective as of the date hereof, the chello Equity Plan shall be terminated as to new grants.

          (B) As of the Closing, subject to the condition that no adverse tax consequences would result with respect to each option holder and that of transfer of their options or shares thereunder has been approved by UGC, the Parties shall use commercially reasonable efforts, to obtain all necessary consents, to convert any shares of chello stock acquired upon exercise of an option under the chello Equity Plan (the "chello Equity")
                                                              -------------
     into shares of BH stock of an equivalent fair market value.

          (iii) At Home Transferred Employees.  Effective as of the Closing or
                -----------------------------
such later date as is mutually agreed to by the Parties, the Parties shall take all actions necessary to provide that a stock option (a "Substitute At Home
                                                         ------------------
Option Award") be granted under the BH Incentive Plan to each Transferred
------------
Employee (as defined in Section 6.10(a)) in substitution of
any unvested portion of a stock option under the At Home 1997 Equity Incentive Plan, as amended (the "At Home Plan"), that will be forfeited by a Transferred
                       ------------
Employee on account of becoming a Transferred Employee (a "Forfeited Option").
                                                           ----------------
The number of shares and exercise price of each Substitute At Home Option Award shall take into account (i) the positive spread under Phantom Options immediately prior to the Closing held by comparable employees of chello, with comparability determined by taking into account duties, responsibilities, tenure and vesting status of their respective Phantom Options, and (ii) the vesting status and the Spread, if any, of each Forfeited Option for each such Transferred Employee. In the event it is determined that a holder of a Substitute At Home Option Award would suffer adverse tax consequences at the time of grant of such award, the exercise price with respect to such award will be adjusted to the extent practicable to avoid such adverse tax consequences. All other terms of the Substitute At Home Option Awards including, without limitation, vesting, shall be in compliance with the general terms of the BH Incentive Plan with respect to new grants.

          (iv) Nontransferred At Home Employees. Effective as of the Closing or
               --------------------------------
such later date as is mutually agreed to by the Parties, the Parties shall take all actions necessary to provide that options under the BH Incentive Plan be granted to certain employees of At Home who will not become Transferred Employees, as determined by At Home (the "Nontransferred At Home Employee
                                          -------------------------------
Awards"). The aggregate number of shares of BH stock underlying all
------
Nontransferred At Home Employee Awards shall be equal to the aggregate number of shares of BH stock that Phantom Options and chello Options would relate to as of the Closing pursuant to the conversions provisions contemplated in Section 6.09(b)(i) and (ii) hereof (regardless of whether such conversions actually take place as of such date) for persons who are employees of UPC or UGC on the date hereof or who become employees of UPC or UGC at any time prior to the Closing Date, other than employees secunded to chello on a full time basis who have their employment contracts assigned to BH within 90 days after the Closing Date. UPC hereby agrees to use commercially reasonable efforts to assign to BH the employment contract of each member of the chello Board of Management. In addition, the exercise price with respect to each Nontransferred At Home Employee Award shall be equal to 50% of the fair market value of a share of BH stock on the Closing Date. All other terms of the Nontransferred At Home Employee Awards including, without limitation, vesting, shall be in compliance with the general terms of the BH Incentive Plan with respect to new grants. To the extent necessary to satisfy any applicable accounting requirements, not more than 50% of the options allocated to Supervisory Board members may be allocated to At Home (it being the intention to minimize the number of options so allocated to At Home).

          (v)  UPC Plans. On or prior to the Closing Date, UPC in its sole
               ---------
discretion shall take all action necessary to either (i) amend the definition of "Affiliated Company" contained in the United Pan-Europe Communications N.V.
 ------------------
Amended Stock Option Plan, the United Pan-Europe Communications N.V. Phantom Stock Option Plan (together with the United Pan-Europe Communications N.V. Amended Stock Option Plan, the "UPC Plans") to provide that (A) the required
                                ---------
ownership levels in order for an entity to be deemed an affiliate may be based on either voting control or value of an entity, and (B) the Supervisory Board of UPC shall be authorized to designate any other entity as an "Affiliated Company"
                                                             ------------------
for purposes of the UPC Plans from time to time in its sole discretion or (ii) take such other action that will have substantially the same economic effect as
(i).

          (vi)   Equity Plan Foundation. As soon as practicable following the
                 ----------------------
conversion, exercise or lapse of all of the Phantom Option and the exercise or conversion of the options granted under the chello Equity Plan, the foundation for the administration of the chello Phantom Plan and the chello Equity Plan shall be dissolved.

          (vii)  Valuation. Except as otherwise provided in this Section 6.09,
                 ---------
the determination required by this Section 6.09 with respect to the fair market values of shares shall be made, following a recommendation by the Compensation Committee, by the Supervisory Board with reference to the values of shares established by the transactions contemplated by this Agreement and by the relative capitalizations of chello, At Home and BH, and shall be applied in a manner consistent with the purposes of this Section 6.09.

          SECTION 6.10.  At Home Employee Matters.
                         ------------------------

          (a) Offer of Employment; Employee Liabilities.  Schedule 6.10(a) sets
              -----------------------------------------
forth a list of (i) the employees of the Contributed Subsidiaries and At Home Equity Investments and (ii) those employees of At Home (the "At Home
                                                             -------
International Employees") performing services in connection with At Home's
-----------------------
international businesses that are located in Redwood City, California and other U.S. and international locations who are to be offered employment with BH or its affiliated companies (other than At Home, UPC or UGC with such remaining affiliated companies hereinafter referred to as the "BH Affiliated Companies");
                                                     -----------------------
provided, however, that At Home shall have the right to amend Schedule 6.10 (a) prior to the Closing to reflect changes in personnel in the ordinary course of business. Schedule 6.10(a) identifies those individuals who are active employees as of the date hereof, including those on vacation, sick leave, short-term disability leave, family leave or personal leave of absence, but excluding those employees on long-term disability leave. Commencing no earlier than 30 calendar days prior to the Closing Date or such later date is mutually determined appropriate by the Parties which shall be not later than January 31, 2001, the Parties shall take all actions necessary to ensure that BH or one of the BH Affiliated Companies shall offer to employ, subject to the remaining terms hereof, each of the At Home International Employees on substantially the same basis as such employees were employed by At Home immediately prior to the date they will become employees of BH or one of the BH Affiliated Companies (provided that the effective date of such employment (the "Transition Date")
                                                           ---------------
shall occur on or after the Closing Date. The employees of the Contributed Subsidiaries and At Home Equity Investments, and those At Home International Employees who accept offers of employment prior to the Transition Date or, for individuals on leave, prior to their return from leave if later than the Transition Date, shall hereinafter be referred to as the "Transferred
                                                          -----------
Employees".  At Home expressly agrees that it shall not solicit the employment
---------
of any Transferred Employee in any capacity for a period of one year following the Transition Date other than a Transferred Employee who had voluntarily resigned from employment with BH prior to such solicitation.

          (b) Transferred Liabilities.  Except as otherwise provided herein, the
              -----------------------
Parties shall take all actions necessary to ensure that BH and the BH Affiliated Companies shall assume all employer or employment related obligations to the Transferred Employees arising after the Closing. The obligations described in this subsection (b) and the liabilities described in this Section 6.10 are collectively referred to herein as the "Transferred Employee Liabilities." At
                                        --------------------------------
Home shall retain, and BH and the BH Affiliated Companies shall not assume, any and all obligations and liabilities relating to At Home International Employees who do not accept an offer of employment from BH or the BH Affiliated Companies or who otherwise fail to become Transferred Employees pursuant to the terms hereof.

          (c) Continuation of Salary and Benefits.  For a period of one year
              -----------------------------------
following the Closing (or until such earlier date in the event of the termination of employment of a Transferred Employee), each chello Transferred Employee shall be paid a monthly salary at least equal to the monthly salary paid to such employee immediately prior to the Closing, and Transferred Employees shall be offered the opportunity to participate in employee benefit (but not compensation) plans upon terms and conditions that are no less favorable in the aggregate than those benefits provided to the Transferred Employees immediately prior to the Transition Date, subject to the terms hereof. Transferred Employees shall receive credit for service with At Home and its affiliates (including any predecessors) prior to the Transition Date for all purposes under any benefit plans established or maintained for their benefit after the Transition Date, to the extent that they received credit for such purposes under the applicable employee benefit plans of At Home. The Parties expressly agree to cooperate fully with respect to the actions necessary to effect the transactions contemplated in this Section 6.10, including, without limitation, the provision of records and information as each may reasonably request from the other.

          (d) Previously Accrued Benefits.  Benefits related to any Transferred
              ---------------------------
Employee or an eligible dependent under any At Home-sponsored welfare benefit plan in which the employee or eligible dependent participated prior to the Transition Date shall cease as of the Transition Date; provided, however, that
                                                       --------  -------
liabilities relating to claims by Transferred Employees or their eligible dependents for medical benefits incurred for medical services rendered to, and purchases of prescription drugs and other health care products made by, such persons while actively employed by At Home (or while an eligible dependent of such a person) shall be retained by At Home (including, but not limited to, the cost of hospitalization and any related charges for any such person hospitalized before the Transition Date and who remains continuously hospitalised after the Transition Date, until such person's date of discharge from the hospital). BH and the BH Affiliated Companies shall recognize any deductible and stop-loss amounts paid by Transferred Employees and their eligible dependents under At Home's welfare benefit plans in the calendar year in which the Transition Date occurs toward any applicable calendar year deductibles and stop-loss amounts under the welfare benefit plans of BH and the BH Affiliated Companies.

          (e) Welfare Plans.  All Transferred Employees and their eligible
              -------------
dependents who are participating in At Home's welfare benefit plans on the Transition Date shall become participants in welfare benefit plans sponsored by BH or a BH Affiliated Company effective as of the Transition Date. The Parties shall use commercially reasonable efforts to provide that BH and the BH Affiliated Companies agree to waive any pre-existing medical condition restrictions and similar restrictions contained in such welfare benefit plans. The Parties shall use commercially reasonable efforts to provide that BH and the BH Affiliated Companies permit all dependants of Transferred Employees who were participating in any At Home-sponsored welfare benefit plan on the Transition Date to participate in the welfare benefit plans of BH or the BH Affiliated Companies effective as of the Transition Date, regardless of whether such dependents are currently eligible to participate in such welfare benefit plans under their terms of dependent eligibility. The eligibility of all other dependents of Transferred Employees to participate in the welfare benefit plans of BH or the BH Affiliated Companies will be determined in accordance with the dependent eligibility provisions of such plans. As of the Transition Date, the Parties shall use commercially reasonable efforts to provide that BH and the BH Affiliated Companies be solely responsible for the cost of any and all benefits to which Transferred Employees and their eligible dependents become entitled to as employees (or eligible dependents) of BH and the BH Affiliated Companies under the terms of the welfare benefit plans of BH and the BH Affiliated Companies, as in effect from time to time.

          (f)  Treatment of Accrued Vacation.  With respect to each Transferred
               -----------------------------
Employee, BH shall assume and credit each Transferred Employee with any accrued vacation through the Transition Date up to the respective maximum cap.

          (g)  Nonsolicitation. At Home agrees that (i) for the period from the
               ---------------
date hereof until the Closing Date, At Home will not solicit the employment of any employee of chello or any of its Subsidiaries (other than employee who voluntarily resigns prior to such solicitation) without the consent of UPC or UGC and (ii) for a period of one year following the date hereof, At Home will not solicit the employment of any employee of BH, UPC or UGC of any of their respective affiliates (other than employee who voluntarily resigns prior to such solicitation) without the consent of UPC or UGC.

          (h)  Indemnification. (i) At Home shall indemnify and hold harmless BH
               ---------------
and the BH Affiliated Companies from any and all claims (including reasonable attorneys' fees incurred in defending such claims) against BH or the BH Affiliated Companies by Transferred Employees or their respective beneficiaries that (A) pertain to a claim for severance or damages by any such Transferred Employee with respect to his or her employment with At Home, At Home Joint Ventures or the Contributed Subsidiaries prior to the Transition Date, (B) pertain to the payment of any compensation, benefits, bonuses or other incentive compensation accrued or earned by any such Transferred Employee prior to the Transition Date, or (C) relate to actions or inactions of At Home or its affiliates (other than BH or one of the BH Affiliated Companies) occurring prior to the Transition Date. At Home shall further indemnify and hold harmless BH and the BH Affiliated Companies against any and all claims against BH or the BH Affiliated Companies by any At Home International Employee who does not accept an offer of employment from BH or the BH Affiliated Companies or who otherwise fails to become a Transferred Employee pursuant to the terms hereof.

          (ii) The Parties shall take all actions necessary to provide that BH and the BH Affiliated Companies shall indemnify and hold harmless At Home and its affiliates from any and all claims (including reasonable attorneys' fees in defending such claims) against At Home or its affiliates by any Transferred Employee or their respective beneficiaries that (A) pertain to the payment of any compensation, benefits, bonuses, severance or other incentive compensation accrued or earned by any such Transferred Employee on or after the Transition Date or (B) relate to actions or inactions of BH or any of the BH Affiliated Companies occurring on or after the Transition Date.

          SECTION 6.11  chello Employee Matters.
                        -----------------------

          (a) Employment; Employee Liabilities.  UPC and UGC will use
              --------------------------------
commercially reasonable efforts to ensure that chello employees as of the date hereof ("chello Employees") will remain employees of chello after the Closing,
         ----------------
unless otherwise determined by BH. Schedule 6.11(a) sets forth a list of the employees of UPC and UGC who are to be offered employment with BH or the BH Affiliated Companies (the "United Group Employees"); provided, however, that UPC
                           ----------------------
shall have the right to amend Schedule 6.11(a)
prior to the Closing to reflect changes in personnel in the ordinary course of business. Schedule 6.11(a) identifies those individuals who are active employees as of the date hereof, including those on vacation, sick leave, short-term disability leave, family leave or personal leave of absence, but excluding those employees on long-term disability leave. The Parties shall take all actions necessary to ensure that commencing 30 calendar days prior to the Closing Date or such later date as is mutually determined appropriate by the Parties which shall be not later than January 31, 2001, BH or one of the BH Affiliated Companies shall offer to employ, subject to the remaining terms hereof, to each of the United Group Employees on substantially the same basis as such employees were employed by UPC or UGC immediately prior to becoming employees of BH or one of the BH Affiliated Companies. The term "chello Transition Date" shall
                                          ----------------------
hereinafter refer to (i) in the case of chello Employees, the Closing Date, and
(ii) in the case of United Group Employees, the effective date of their employment with a BH Affiliated Company, which shall occur on or after the Closing Date. chello Employees who remain employees of chello or one of the BH Affiliated Companies as of the Closing Date and United Group Employees who accept offers of employment prior to the chello Transition Date or, for individuals on leave, prior their return from leave if later than the chello Transition Date, hereinafter shall be referred to as the "chello Transferred
                                                          ------------------
Employees". UPC and UGC expressly agree that they shall not solicit the
---------
employment of any chello Transferred Employee in any capacity for a period of one year following the chello Transition Date other than a chello Transferred Employee who had voluntarily resigned from employment with BH prior to such solicitation.

          (b) Transferred Liabilities.  Except as otherwise provided herein, the
              -----------------------
Parties shall take all actions necessary to ensure that BH and the BH Affiliated Companies shall assume or remain responsible for all employer or employment related obligations to the chello Transferred Employees arising after the Closing. The obligations described in this subsection (b) and the liabilities described in this Section 6.11 are collectively referred to herein as the

"chello Transferred Employee Liabilities."  UPC or UGC, as appropriate, shall
----------------------------------------
retain, and BH and the BH Affiliated Companies shall not assume, any and all obligations and liabilities relating to United Group Employees who do not accept an offer of employment from BH or a BH Affiliated Company or who otherwise fail to become chello Transferred Employees pursuant to the terms hereof.

          (c) Continuation of Salary and Benefits.  For a period of one year
              -----------------------------------
following the Closing (or until such earlier date in the event of the termination of employment of a chello Transferred Employee), each Transferred Employee shall be paid a monthly salary at least equal to the monthly salary paid to such employee immediately prior to the Closing, and chello Transferred Employees shall be offered the opportunity to participate in employee benefit (but not compensation) plans upon terms and conditions that are no less favourable in the aggregate than those benefits provided to the chello Transferred Employees immediately prior to the chello Transition Date, subject to the terms hereof. chello Transferred Employees shall receive credit for service with chello and its affiliates (including any predecessors) prior to the chello Transition Date for all purposes under any benefit plans established or maintained for their benefit after the chello Transition Date, to the extent that they received credit for such purposes under the applicable employee benefit plans of chello. The Parties expressly agree to cooperate fully with respect to the actions necessary to effect the transactions contemplated in this
Section 6.11, including, without limitation, the provision of records and information as each may reasonably request from the other.

          (d)  Previously Accrued Benefits.  Benefits related to any chello
               ---------------------------
Transferred Employee or an eligible dependent under any chello sponsored welfare benefit plan in which the employee or eligible dependent participated prior to the chello Transition Date shall cease as of the chello Transition Date;

provided, however, that liabilities relating to claims by chello Transferred
--------  -------
Employees or their eligible dependents for medical benefits incurred for medical services rendered to, and purchases of prescription drugs and other health care products made by, such persons while actively employed by chello (or while an eligible dependent of such a person) shall be retained by chello (including, but not limited to, the cost of hospitalization and any related charges for any such person hospitalized before the chello Transition Date and who remains continuously hospitalised after the chello Transition Date, until such person's date of discharge from the hospital). BH and the BH Affiliated Companies shall recognize any deductible and stop-loss amounts paid by chello Transferred Employees and their eligible dependents under chello's welfare benefit plans in the calendar year in which the chello Transition Date occurs toward any applicable calendar year deductibles and stop-loss amounts under the welfare benefit plans of BH and the BH Affiliated Companies.

          (e)  Welfare Benefits.  All chello Transferred Employees and their
               ----------------
eligible dependents who are participating in chello's welfare benefit plans on the chello Transition Date shall become participants in welfare benefit plans sponsored by BH or a BH Affiliated Company effective as of the chello Transition Date. The Parties shall use commercially reasonable efforts to provide that BH and the BH Affiliated Companies agree to waive any pre-existing medical condition restrictions and similar restrictions contained in such welfare benefit plans. The Parties shall use commercially reasonable efforts to provide that BH and the BH Affiliated Companies permit all dependants of chello Transferred Employees who were participating in any UPC-sponsored welfare benefit plan on the chello Transition Date to participate in the welfare benefit plans of BH or the BH Affiliated Companies effective as of the chello Transition Date, regardless of whether such dependents are currently eligible to participate in such welfare benefit plans under their terms of dependent eligibility. The eligibility of all other dependents of chello Transferred Employees to participate in the welfare benefit plans of BH or the BH Affiliated Companies will be determined in accordance with the dependent eligibility provisions of such plans. As of the chello Transition Date, the Parties shall use commercially reasonable efforts to provide that BH and the BH Affiliated Companies be solely responsible for the cost of any and all benefits to which chello Transferred Employees and their eligible dependents become entitled to as employees (or eligible dependents) of BH and the BH Affiliated Companies under the terms of the welfare benefit plans of BH and the BH Affiliated Companies, as in effect from time to time.

          (f)  Treatment of Accrued Vacation.  With respect to each chello
               -----------------------------
Transferred Employee, BH shall assume and credit each chello Transferred Employee with any accrued vacation through the chello Transition Date up to the respective maximum cap.

          (g)  Nonsolicitation.  UPC and UGC agree to take all actions necessary
               ---------------
to provide that (i) for the period from the date hereof until the Closing Date none of UPC, UGC and chello will solicit the employment of any employee of At Home or any of its Subsidiaries not listed on Schedule 6.10(A), as amended from time to time in accordance with Section 6.10 (other than employee who voluntarily resigns prior to such solicitation) without the consent of At Home and (ii) for a period of one year following the Closing Date, none of UPC, UGC or their respective affiliates will solicit the employment of any employee of At

Home or any of its Subsidiaries not listed on Schedule 6.10(A), as amended from time to time in accordance with Section 6.10 (other than employee who voluntarily resigns prior to such solicitation), without the consent of At Home.

          (h)  Indemnification.  (i) UPC and UGC shall indemnify and hold
               ---------------
harmless At Home and its Subsidiaries, BH and the BH Affiliated Companies from any and all claims (including reasonable attorneys' fees incurred in defending such claims) against BH or the BH Affiliated Companies by chello Transferred Employees or their respective beneficiaries that (A) pertain to a claim for severance or damages by any such chello Transferred Employee with respect to his or her employment with chello, UPC or UGC or their respective affiliates (other than BH and the BH Affiliated Companies) prior to the chello Transition Date,
(B) pertain to the payment of any compensation, benefits, bonuses or other incentive compensation accrued or earned by any such chello Transferred Employee prior to the chello Transition Date, or any other liability incurred under any employee benefit or incentive compensation plan prior to the chello Transition Date, (C) pertain to any liability incurred as a result of an employee of UGC, UPC or BH owning shares of chello following the Closing Date or (D) relate to actions or inactions of chello, UPC or UGC or their respective affiliates (other than BH and the BH Affiliated Companies) occurring prior to the chello Transition Date. UPC and UGC shall further indemnify and hold harmless BH and the BH Affiliated Companies against any and all claims against BH or the BH Affiliated Companies by any UPC Employee who does not accept an offer of employment from BH or a BH Affiliated Company or who otherwise fails to become a chello Transferred Employee pursuant to the terms hereof.

          (ii) The Parties shall take all actions necessary to provide that BH and it affiliates shall indemnify and hold harmless UPC, UGC and their affiliates from any and all claims (including reasonable attorneys' fees in defending such claims) against UPC or UGC or their affiliates by any chello Transferred Employee or their respective beneficiaries that (A) pertain to the payment of any compensation, benefits, bonuses, severance or other incentive compensation accrued or earned by any such chello Transferred Employee after the chello Transition Date, (B) pertain to the payment of any compensation, benefits, bonuses or other incentive compensation accrued or earned by any such chello Transferred Employee prior to the chello Transition Date, or (C) relate to actions or inactions of BH or any of its affiliates occurring after the chello Transition Date.

          SECTION 6.12.  Change of Control to a Competing Person.   (a)
                         ---------------------------------------

          In the event of a Public Disclosure of a proposed Change of Control to a Competing Person of AT&T Corp. ("AT&T") (if at such time, AT&T Controls At
                                   ----
Home, it being agreed for purposes hereof that AT&T controls At Home on the date hereof), At Home or Excite Holdings, on the one hand, or chello Holdings, UPC or UGC (if at such time, UGC Controls UPC or chello Holdings) on the other, then the Party which is not the subject of the Change of Control (the "Non-Acquired
                                                                  ------------
Party"), so long as at the time of the Change of Control such Non-Acquired Party
-----
maintains 50% of its Economic Interest (as defined in the BH Shareholders Agreement) in BOC that it held immediately after the Closing, shall have the right by written notice to the Party who is the subject of the Change of Control (the "Acquired Party") within the time periods set forth in clauses (i) and (ii)
      --------------
below to take the following actions:

          (i) within 120 days following the public disclosure of (x) a written agreement to effect a Change of Control, (y) the commencement of a tender offer under Section 14(d) of the Exchange Act, the consummation of which would result in a Change of Control or (z) any transaction which has resulted in a Change of Control (a "Public Disclosure"), the Non-Acquired Party may
                             -----------------
     call (i.e., entitling the Non-Acquired Party to purchase) from the Acquired
           ---
     Party or the Competing Person at the Non-Acquired Party's option either (A) all or (B) any portion sufficient to give the Non-Acquired Party following the consummation of such call at the Non-Acquired Party's option either (1) a majority Economic Interest in BOC or (2) an Economic Interest in BOC greater than the Economic Interest in BOC of the Acquired Party, in either case, of such Acquired Party's ordinary shares of BH and/or limited partnership interests in BOC at a cash purchase price equal to the Fair Market Value of such ordinary shares and limited partnership interests; provided that, with respect to a Public Disclosure described in Section 6.10(a)(i)(x) or (y), so long as the Non-Acquired Party has delivered written notice to the Acquired Party that the Non-Acquired Party believes the transaction disclosed in the Public Disclosure, if consummated, would constitute a Change of Control to a Competing Person, the Acquired Party shall deliver to the Non-Acquired Party written notice at least fifteen
     (15) business days prior to the anticipated closing date (the "COC Closing
                                                                    ----------
     Date") of the transaction constituting such Change of Control, and the Non-
     ----
     Acquired Party shall have until the earlier of (x) 120 days following such Public Disclosure and (y) five (5) business days prior to the COC Closing Date to exercise its call right; or

          (ii) if a Public Disclosure occurs within eighteen months after the Closing Date, subject to applicable law, within thirty (30) days following such Public Disclosure, the Non-Acquired Party may put (i.e., requiring the
                                                             ---
     Competing Person to purchase) to the Acquired Person (to the extent the Acquired Person is not contractually precluded from effecting such purchase) or the Competing Person 100% of the Non-Acquired Party's equity ownership interest in BH and BOC at a cash purchase price equal to the Fair Market Value of such equity ownership interests;

          (iii) in the event that a Public Disclosure described in Section 6.12(a)(i)(x) or (y) is made and prior to the consummation of the Change of Control contemplated thereby a subsequent Public Disclosure described in
     Section 6.12(a)(i)(x) or (y) by a different Person is made, all the provisions of this Section 6.12 and the rights and obligations of the Parties with respect thereto shall apply to such subsequent disclosure; provided, that, notwithstanding a subsequent Public Disclosure, the "Announcement" for purposes of determining Fair Market Value with respect
      ------------
     to such Change of Control shall be the Announcement relating to the first such disclosure;

          (iv) the consummation of the call or put transactions set forth in clauses (i) and (ii) above following the timely exercise by the Non-Acquired Party of its rights with respect thereto shall not occur (x) prior to the date which is ten (10) business days after the consummation of the Change of Control or (y) after the date which is 120 days after the consummation of the Change of Control. If the Change of Control does not occur, the put and call rights shall be of no force and effect.

          (b) In the event of an announcement of a proposed Change of Control to a Competing Person which occurs at any time after the date which is eighteen months after the Closing Date, if the Non-Acquired Party has not exercised its call right above and, following the consummation of such Change of Control, the Non-Acquired Party is unable to dispose of its equity ownership interest in BH and limited partnership interest in BOC in a reasonable time frame (not to exceed 12 months) and at a reasonable price in the good faith judgement of the Non-Acquired Party in BH and their limited partnership interests in BOC pursuant to an auction procedure managed by an internationally recognized investment bank selected by the independent members of BH's Supervisory Board, with such sale to be on a tax-free basis if mutually agreed by the Parties.

          (c) In the event the Parties dispute whether the Person involved in a Change of Control is a "Competing Person" for purposes of this Section 6.12, the
                        ----------------
Parties hereby agree to submit to binding arbitration solely for the purposes of determining whether such Person is a Competing Person. Any such dispute submitted to arbitration will be settled by binding arbitration administered by the American Arbitration Association in accordance with its then current Commercial Arbitration Rules. Arbitral proceedings shall be conducted in English language in New York, New York by a three person arbitration panel as provided above, one appointed by At Home, one appointed by UPC and the third appointed by the two arbitrators appointed by At Home and UPC. In the event that At Home or UPC fails to appoint an arbitrator within five business days of notice of the submission of the matter to arbitration or the two arbitrators fail to appoint a third within five business days of the appointment of the second of such arbitrators, then any Party may request the American Arbitration Association to appoint an arbitrator. In making any selection of arbitrators, the American Arbitration Association shall take into consideration the expertise of potential candidates in the fields of telecommunications, the internet and technology business. Any determination made by the arbitration panel shall be made by a majority vote of the arbitrators. In addition, the parties hereto agree that the time period contemplated by this Section 6.12 shall be appropriately adjusted for the pendency of such arbitration, but the dates for which Fair Market Value shall be determined as provided herein shall not be so adjusted.

          (d) Following the exercise by the Non-Acquired Party of its call right and the consummation of the applicable Change of Control, the Non-Acquired Party may at its sole discretion cause the Acquired Party and its Controlled Affiliates to lose their Supermajority Governance Rights and may direct the voting of the Acquired Party's and its Controlled Affiliates' Preference Shares and ordinary shares of BH to the extent necessary to appoint Supervisory Board members to replace the Supervisory Board members who have so resigned. The Acquired Party will cooperate fully with the Non-Acquired Party to cause the matters contemplated by this Section 6.12(d) to occur as promptly as practicable. If the Non-Acquiring Party has not closed within 120 days of the date of the consummation of the applicable Change of Control its call of the Acquired Party's ordinary shares of BH and/or limited partnership interests in BOC, (x) the Non-Acquired Party shall cause the resignation of the members of the Supervisory Board elected pursuant to the first sentence of this Section 6.12(d) and shall vote its Preference Shares and ordinary shares of BH to the extent necessary to reappoint to the Supervisory Board of BH the members nominated by the Acquired Party that initially resigned pursuant to this Section 6.12(d), and (y) the Acquired Party's Supermajority Governance Rights shall be reinstated until the closing of the call.

          (e) In the event a Party exercises its right under Section 6.12(a) and the other Party fails, for any reason, to pay in full the purchase price therefor when such amount is due and payable (the "Due Date"), interest shall
                                                   --------
accrue on the unpaid amount of such purchase price from the Due Date until paid, at a rate equal to twenty percent (20%) per annum or such lesser amount as is the maximum permissible under applicable usury laws.

          (f) Until such time as the cash purchase price for a purchased equity ownership interest and limited partnership has been paid in full by the relevant Party, the other Party shall (i) retain legal and beneficial ownership of such equity ownership interest and limited partnership interest due to be purchased and all voting rights with respect thereto, and (ii) be entitled to exercise all rights with respect to such equity ownership interest and limited partnership under this Agreement.

          SECTION 6.13.  Access to Information; Cooperation.
                         ----------------------------------

          (a) From the date hereof until the Closing, upon reasonable prior notice and pursuant to a reasonable plan of action based upon the prior consultation of the Parties, At Home shall cause (or, with respect to the At Home Joint Ventures, use commercially reasonable efforts to cause, including through exercise in a reasonable manner of all access and information rights of such At Home Equity Interest under the applicable At Home Joint Venture Documents) the At Home International Entities and each of the At Home International Entities officers, directors, senior employees, accountants and counsel to: (i) afford the officers, employees and authorized agents, accountants, counsel and representatives of UPC, UGC and chello reasonably necessary for the due diligence process, reasonable access, during reasonable hours, to the offices, properties, plants, other facilities of the At Home International Entities and to the books and records of each such the At Home International Entities and to those officers, directors, senior employees, agents, accountants and counsel of each such At Home International Entity who have substantive knowledge relating to such At Home International Entity and
(ii) furnish to the officers, employees and authorized agents, accountants, counsel and representatives of UPC, UGC or chello such additional financial and operating data and other information regarding the assets, properties and goodwill of the At Home International Entities, in each case, as UPC, UGC or chello may from time to time reasonably request.

          (b) From the date hereof until the Closing, upon reasonable notice and pursuant to a reasonable plan of action based upon the prior consultation of the Parties, UPC and UGC shall cause chello and its Subsidiaries and each of chello and such Subsidiaries' officers, directors, employees, accountants and counsel to: (i) afford the officers, senior employees and authorized agents, accountants, counsel and representatives of At Home reasonably necessary for the due diligence process, reasonable access, during normal business hours, to the offices, properties, plants, other facilities of chello and each such Subsidiary and to the books and records of each such Subsidiary and to those officers, directors, senior employees, agents, accounts and counsel of each such Subsidiary who have any substantive knowledge relating to chello and such Subsidiary and (ii) furnish to the officers, employees and authorized agents, accountants, counsel, and representatives of At Home such additional financial and operating data and other information regarding the assets, properties and goodwill of chello and such Subsidiaries, in each case, as At Home may from time to time reasonably request.

          (c) From and after the Closing Date, each Party shall afford to the other and their financial advisors, legal representatives, auditing staff, accountants and other authorized representatives full access to the books and records of chello and the At Home International Entities for a period of six (6) years following the Closing Date in connection with tax and accounting matters and other reasonable business purposes. It is specifically understood that BH and BOC may wish to audit the financial statements of such entities for such periods. The Parties shall give BOC thirty (30) days' notice prior to discarding or destroying any books, records or other documents relating to the business of BOC and, if so requested by BOC, the relevant Party shall deliver such books, records or other documents to BOC. BOC shall reimburse the relevant Party for all out-of-pocket costs incurred in complying with this Section 6.13 other than with respect to the storage of records.

          SECTION 6.14.  Consents.
                         --------

          In addition to their obligations under Section 6.02:

          (a) UPC and UGC shall use commercially reasonable efforts to obtain prior to the Closing or, in the event such consents are not obtained prior to Closing, as promptly as possible thereafter, the following third-party consents to the transactions contemplated by this Agreement:

          (i) written and binding consents to the transactions contemplated by this Agreement from Telekabel Wien Gessellschaft mbH and Kabel TV Wien Gesellschaft mbH; and

          (ii) a written and binding confirmation from Austar United Broadband Pty Limited that the memorandum of understanding, dated February 19, 2000, with chello will continue in full force and effect regardless of time unless and until superseded by a definitive franchise agreement, subject only to any requisite third party approvals.

          (b) At Home shall use commercially reasonable efforts to obtain prior to Closing all third-party consents necessary to transfer the At Home Contributed Assets. With respect to any Equity Interests not transferred to BOC at the Closing, (the At Home International Entities whose At Home Equity Interests are not so transferred, the "Non-Transferred Entities"), At Home shall
                                       ------------------------
use commercially reasonable efforts to effect a transfer to BOC of such Non-Transferred Entities as promptly as possible and shall promptly:

          (i) assign to BOC all the rights of At Home or such At Home Equity Interest to dividends, distributions, royalties or other payments from such At Home Joint Venture; and

          (ii) delegate or assign to BOC its rights to appoint board members and executives of the Non-Transferred Entities so as to give BOC as much control as possible in the management of the affairs of the Non-Transferred Entities, provided that, if At Home is legally precluded from effecting such delegation or assignment, it shall use its commercially reasonable efforts to follow BOC's instructions so as to effectively give BOC as much control as possible in the management of the affairs of the Non-Transferred Entities.

          (iii) In the event that the At Home Equity Interest in At Home Network Australia Pty. is not transferred to BOC at Closing, in addition to At Home's obligations under clauses (i) and (ii) above, the Parties agree to cooperate in good faith to affect such transfer as promptly as practicable and, if such transfer shall prove impracticable, to enter into alternative arrangements pursuant to good faith negotiations designed to preserve the economics and benefits that are intended to be achieved from combining the current and future business operations in Australia of both chello and its Subsidiaries and At Home Network Australia Pty. (pending receipt of consent to such transfer).

During the period from the Closing Date until the earlier of 18 months after the Closing Date and the date such Non-Transferred Entities are Transferred to BOC, all funding obligations of the At Home Equity Interests or At Home with respect to the Non-Transferred Entities shall be the responsibility of At Home. Upon the transfer to BOC of any Non-Transferred Entity, BOC shall pay to At Home in cash the aggregate amount of any funding obligations advanced by At Home from the Closing Date until the date of such transfer.

          (c) In the event that by the date which is 18 calendar months following the Closing Date, At Home has not transferred all of such At Home Equity Interests to BOC or UPC and UGC have not obtained all of the consents described in Section 6.14(a) (any such non-transferred interest or non-consented matter being, a "Non-Transferred Interest"), then At Home or UPC and UGC, as the
                 ------------------------
case may be, shall determine the make whole fair market value of the Non-Transferred Interests (the "Make Whole Fair Market Value") as set forth below
                            ----------------------------
and shall pay to BOC on the Payment Date an amount equal to such Make Whole Fair Market Value, which payment may be effected, (i) with respect to a Non-Transferred Interest of At Home, at At Home's option, in cash, At Home stock or BH stock, or any combination thereof and (ii) with respect to a Non-Transferred Interest of UPC and UGC, at UPC and UGC's option in cash, UGC Stock, UPC Stock, BH Stock or any combination thereof. Any Party receiving restricted stock pursuant to clauses (i) or (ii) above shall be entitled to customary piggy-back and F-3 or S-3 demand registration rights with respect to such stock.

          The Make Whole Fair Market Value determination shall be determined according to the following principles:

           (i) In the event the Make Whole Fair Market Value is not mutually agreed upon by the Parties within ten (10) business days following the expiration of such 18-month period the Make Whole Fair Market Value will be determined pursuant to the Banks' Valuation Method within 45 days thereafter (the date which is five (5) business days after the date on which such Make Whole Fair Market Value is determined, by either process, being the "Payment Date"); and
                ------------

          (ii) The Make Whole Fair Market Value will be equal to fair market value as of the date which is 18 months after the Closing Date assuming that (A) the other parties to the Non-Transferred Entities have provided their consents and, as applicable, have been cooperative in managing the Non-Transferred Entities, (B) a "free and fair" market for the Non-Transferred Interests exists with numerous willing buyers, (C) the fair market values are gross values and are not impacted by any (x) taxes of any nature that a Party may incur upon a sale of the Non-Transferred Interests or (y) discounts for minority interest or illiquidity, (D) with respect to the non-Transferred Entities, Make Whole Fair Market Value will be calculated with respect to equity value only and without regard to any royalties payable to or by such entity and taking into consideration all of the risks, uncertainties and opportunities associated with the business.

          (d) In the event of the sale of the entire HFC Network (as defined in that certain Master Agreement, dated June 9, 1999, among At Home, Optus Multimedia Pty Limited and certain other parties thereto) to a third party (other than UPC, UGC, Liberty or any Controlled Affiliate thereof), on or prior to the date which is 18 calendar months following the Closing Date, the Parties agree they shall take the actions as set forth on Annex Q hereto.

          SECTION 6.15.  Certain chello Holdings, UPC and UGC Covenants.
                         ----------------------------------------------

          chello Holdings, UPC and UGC hereby undertake and covenant:

          (i) for the duration of this Agreement, (i) they will use commercially reasonable efforts to not enter into any agreement or instrument governing Indebtedness which by its respective terms would limit, restrict, or apply to BH and its Controlled Affiliates, and (ii) in any event they will not enter into any agreement or instrument governing Indebtedness which by its respective terms, or amend the terms of any agreement or instrument that governs Indebtedness and that is in existence on the date hereof in a manner that, imposes any covenant or restriction with respect to BH and its Controlled Affiliates and the operation of their respective businesses (including, without limitation, the ability to incur Indebtedness or make investments in third parties) that are more restrictive than that contained in Indebtedness existing on the date hereof;

          (ii) UPC only shall use commercially reasonable efforts to deploy advanced set top box technology in the Territory and to make available two way homes for the period of the relevant Franchise Term Sheets;

          (iii) except as a result of the exercise of any call or put provided for in this Agreement or a purchase of an interest in BH or BOC pursuant to Sections 2.6(a) or 3.4 of the BH Shareholders' Agreement, that they will not and will not permit any Controlled Affiliate to cause BH or any of its Controlled Affiliates to become a "Subsidiary" as defined in the UPC and
                                        ----------
     UGC Indentures until the earlier of (a) the date that all of the Indentures existing on the date hereof are no longer in effect, or (b) until such time as Excite Holdings has lost its rights to nominate any members to the Supervisory Board of BH.

          (iv)  if UPC acquires 100% of Telekabel Service Sud GmbH ("TSS"), UPC
                                                                     ---
     will cause TSS to enter into the agreements referred to in Section 2.01(a)(i) of the Relationship Agreement between chello and UPC, dated May 17, 2000, as amended as set forth in Section 2.01(b)(i) thereof.

          SECTION 6.16.  Certain Excite Holdings and At Home Covenants.
                         ---------------------------------------------

          Excite Holdings and At Home hereby undertake and covenant to use commercially reasonable efforts consistent with past practices to continue to develop technological enhancements and improvements and to support the Excite@Home brand for the Term.

          SECTION 6.17.  Franchise Agreements.
                         --------------------

          UPC shall use commercially reasonable efforts to cause the UPC Affiliates listed in Section 6.17 of the United Group Disclosure Schedule to enter into binding franchise agreements reflecting the arrangements contemplated in the Franchise Term Sheets.

          SECTION 6.18.  Certain Tax Matters.
                         -------------------

          The Parties agree to cause BOC, its direct BV Subsidiary, and chello to make a valid "check the box" election under the U.S. federal tax code so that it is treated as a partnership or disregarded entity for U.S. federal tax purposes.

          SECTION 6.19.

          In the event that any of the representations and warranties set forth in Section 4.01(j) are untrue, UPC or UGC, as applicable, shall use commercially reasonable efforts as are necessary to terminate any such agreement or arrangement and UPC or UGC will be liable for any costs associated herewith.

          SECTION 6.20.  Conduct of Business Pending Closing.
                         -----------------------------------

          (a) At Home agrees that, between the date of this Agreement and the earlier of the Closing or the termination of this Agreement in accordance with its terms, unless UPC and UGC shall otherwise agree in writing and except as expressly contemplated by this Agreement, At Home shall cause the businesses of the Contributed Subsidiaries to be conducted, and shall use commercially reasonable efforts (including, without limitation, through exercise of its governance rights) to cause each of the At Home Joint Ventures to be conducted, only in the ordinary course of business and in a manner consistent with past practice; and At Home shall use its reasonable commercial efforts to preserve substantially intact the business organization of the Contributed Subsidiaries and the At Home Joint Ventures and to preserve the current relationships of the Contributed Subsidiaries and the At Home Joint Ventures with customers, suppliers and other persons with which the Contributed Subsidiaries or At Home Joint Venture has significant business relations. At Home shall use commercially reasonable efforts to preserve the current relationships of At Home, Excite Holdings and/or their Subsidiaries in the Territory with their partners, shareholders or joint venturers in the At Home Joint Ventures. By way of amplification and not limitation, except as contemplated by this Agreement shall not, and shall cause its Subsidiaries in the Territory to not, and shall use commercially reasonable efforts (including, without limitation, through exercise of its governance rights) to cause the At Home Joint Ventures to not, between the date of this Agreement and the earlier of the Closing and the termination of this Agreement in accordance with its terms, directly or indirectly do, or propose to do, any of the following without the prior written consent of UPC and UGC:

           (i) amend or otherwise change the organizational documents of the At Home International Entities;

           (ii) issue, sell, pledge, dispose of, grant, encumber, or authorize the issuance, sale, pledge, disposition, grant or encumbrance of, (A) any shares of capital stock of any class of the At Home International Entities, or any options, warrants, convertible securities or other rights of any kind to acquire any shares of such capital stock, or any other ownership interest (including, without limitation, any phantom interest), of At Home International Entities or (B) any assets of the At Home International Entities except for sales in the ordinary course of business and in a manner consistent with past practice;

           (iii) declare, set aside make or pay any dividend or other distribution, payable in cash, stock, property or otherwise, with respect to any of the capital stock of At Home International Entities.

           (iv) with the respect to the At Home International Entities, the same shall not (A) acquire (including, without limitation, by merger, consolidation, or acquisition of stock or assets) any corporation, partnership, other business organization or any division thereof or any material amount of assets; (B) incur any indebtedness for borrowed money or issue any debt securities or assume, guarantee or endorse, or otherwise as an accommodation become responsible for, the obligations of any person, or make any loans or advances, except in the ordinary course of business and consistent with past practice; or (C) enter into any material contract or agreement other than in the ordinary course of business, consistent with past practice;

           (v) increase the compensation payable or to become payable to the officers or employees of the At Home International Entities, except for increases in accordance with past practices in salaries or wages of employees of the At Home International Entities, or grant any severance or termination pay to, or enter into any employment or severance agreement with any director, officer or other employee of the At Home International Entities, or establish, adopt, enter into or amend any collective bargaining, bonus, profit sharing, thrift, compensation, stock option, restricted stock, pension, retirement, deferred compensation, employment, termination, severance or other plan, agreement, trust, fund, policy or arrangement for the benefit of any director, officer or employer in each case, of the At Home International Entities, except, with respect to the matters set forth in this clause (v), to the extent such actions are in the ordinary course consistent with past practices or pursuant to contractual obligations;

           (vi) take any action, other than reasonable and usual actions in the ordinary course of business and consistent with past practice, with respect to accounting policies or procedures of the At Home International Entities (including, without limitation, procedures with respect to the payment of accounts payable and collection of accounts receivable);

           (vii) make any tax election or settle or compromise any material federal, state, local or foreign income tax liability of the At Home International Entities;

           (viii) pay, discharge or satisfy any material claim, liability or obligation of the At Home International Entities (absolute, accrued, asserted or unasserted, contingent or otherwise), other than the payment, discharge or satisfaction, in the ordinary course of business and consistent with past practice; or

           (ix) enter into any partnership or joint venture arrangement with respect to its international business operations; provided that it is agreed that At Home may pursue (but not enter into any binding arrangements with respect to) the formation of Joint Ventures for the benefit of BOC in the Territory.

          (b) UPC and UGC agree that, between the date of this Agreement and the earlier of the Closing and the termination of this Agreement in accordance with its terms, unless At Home shall otherwise agree in writing and except as expressly contemplated by this

Agreement, UPC and UGC shall cause the businesses of chello and its Subsidiaries to be conducted, only in the ordinary course of business and in a manner consistent with past practice; and UPC and UGC shall use reasonable commercial efforts to preserve substantially intact the business organization of chello and its Subsidiaries and to preserve the current relationships of chello and such Subsidiaries with customers, suppliers and other persons with which chello or such Subsidiary has significant business relations. By way of amplification and not limitation, except as contemplated by this Agreement UPC and UGC shall not and shall cause chello and its Subsidiaries to not between the date of this Agreement and the earlier of the Closing and the termination of this Agreement in accordance with its terms, directly or indirectly do, or propose to do, any of the following without the prior written consent of At Home:

           (i) amend or otherwise change the organizational documents of chello and its Subsidiaries;

           (ii) issue, sell, pledge, dispose of, grant, encumber, or authorize the issuance, sale, pledge, disposition, grant or encumbrance of, (A) any shares of capital stock of any class of chello or its Subsidiaries, or any options, warrants, convertible securities or other rights of any kind to acquire any shares of such capital stock, or any other ownership interest (including, without limitation, any phantom interest), of chello or its Subsidiaries or (B) any assets of chello or its Subsidiaries except for sales in the ordinary course of business and in a manner consistent with past practice;

           (iii) declare, set aside, make or pay any dividend or other distribution, payable in cash, stock, property or otherwise, with respect to any of the capital stock of chello or its Subsidiaries;

           (iv)  with respect to chello and its Subsidiaries, the same shall not
     (A) acquire (including, without limitation, by merger, consolidation, or acquisition of stock or assets) any corporation, partnership, other business organization or any division thereof or any material amount of assets; (B) incur any indebtedness for borrowed money or issue any debt securities or assume, guarantee or endorse, or otherwise as an accommodation become responsible for, the obligations of any person, or make any loans or advances, except in the ordinary course of business and consistent with past practice; or (C) enter into any material contract or agreement other than in the ordinary course of business, consistent with past practice;

           (v) increase the compensation payable or to become payable to the officers or employees of chello and its Subsidiaries, except for increases in accordance with past practices in salaries or wages of employee of chello and its Subsidiaries, or grant any severance or termination pay to, or enter into any employment or severance agreement with any director, officer or other employee of chello and its Subsidiaries, or establish, adopt, enter into or amend any collective bargaining, bonus, profit sharing, thrift, compensation, stock option, restricted stock, pension, retirement, deferred compensation, employment, termination, severance or other plan, agreement, trust, fund, policy or arrangement for the benefit of any director, officer or employee in each case of chello and its Subsidiaries, except, with respect to the matters set forth in this clause
     (v), to the extent such actions are in the ordinary course consistent with past practices or pursuant to contractual obligations;

           (vi) take any action, other than reasonable and usual actions in the ordinary course of business and consistent with past practice, with respect to accounting policies or procedures of chello and its Subsidiaries (including, without limitation, procedures with respect to the payment of accounts payable and collection of accounts receivable);

           (vii) make any tax election or settle or compromise any material federal, state, local or foreign income tax liability of chello and its Subsidiaries;

           (viii) pay discharge or satisfy any material claim, liability or obligation of chello and its Subsidiaries (absolute, accrued, asserted or unasserted, contingent or otherwise), other than the payment, discharge or satisfaction, in the ordinary course of business and consistent with past practice; or

           (ix) with respect to chello and its Subsidiaries, enter into any content or similar agreement with respect to its business or form any partnership or joint venture for the provision of content.

          (c)  Notwithstanding the provisions of this Section 6.20, the Parties:

          (i) may take such actions as are necessary to cause the At Home International Entities and chello and its Subsidiaries, respectively, to have a zero cash balance at Closing and (B) shall take such actions to cause the At Home International Entities and chello and its Subsidiaries respectively to cause Indebtedness (including Indebtedness to affiliates), other than trade payables to third parties incurred in the ordinary course of business, to be zero at Closing.

          (ii) Subject to the further provisions of this Section 6.20(c)(ii), at Closing, each of Excite Holdings and chello Holdings will receive an equal interest in BOC. On or before the Closing Date the parties will agree in writing as to the fair market value of BOC, without regard to the provisions of this Section 6.20(c)(ii) (the "BOC Value"). In the event (A)
                                                  ---------
     the At Home International Entities or chello and its Subsidiaries have a positive cash balance at Closing (taking into account the At Home Equity Interest's percentage ownership of the At Home Joint Ventures in the case of cash held by an At Home Joint Venture) and/or (B) the At Home International Entities or chello and its Subsidiaries, respectively, from and after the date hereof and prior to the Closing Date incurs a material deposit, prepayment or capital expenditure which shall have been approved by the other Parties hereto in writing, then Excite Holdings or chello Holdings, as applicable, shall be entitled to additional equity interests in BOC as if such amounts had been separately contributed to BOC immediately following Closing. The amount of additional equity interests shall be calculated as follows:

          (1) With respect to clause (A) of paragraph (ii) above, Excite Holdings or chello Holdings, as applicable, shall be entitled to additional interests in BOC calculated on the basis of its pro rata share of such positive cash balances divided by the BOC Value; and

          (2) With respect to clause (B) of paragraph (ii) above, Excite Holdings and/or chello Holdings shall be entitled to additional interests in BOC calculated with respect to each such material deposit, prepayment or capital expenditure on the basis of the amount thereof divided by the BOC Value.

          (d) For the period from the date hereof through September 30, 2000 At Home and Excite Holdings agree to fund the expenses of the At Home International Entities in the ordinary course of business consistent with past practice and UPC, UGC and chello Holdings agree to fund the expenses of chello and its Subsidiaries in the ordinary course of business consistent with past practice. If the Closing shall not have occurred by September 30, 2000, the Parties agree that they will continue to fund the At Home International Entities and chello and its Subsidiaries through the earlier of the Closing or termination of this Agreement in accordance with its terms on the same basis as set forth in the previous sentence. At Closing the Parties agree they will calculate in good faith the total amounts funded from October 1, 2000 through Closing for chello and its Subsidiaries and the At Home International and divide such total by two. Whichever among the UPC Group and the At Home Group which has paid less than the other shall promptly pay the Group paying more the difference so that each Party shall have borne one half of such amount during such period.

          SECTION 6.21.  The IPO.
                         -------

          The Parties acknowledge and agree that their intention is to cause Broadband Holdings to complete its initial public offering of ordinary shares and a European stock exchange listing and quotation on NASDAQ as soon as practicable following the Closing. The Parties agree to cooperate and use their reasonable commercial efforts to effect such public offering and to obtain and provide as promptly as possible such information, including without limitation financial information relating to the At Home Contributed Assets and At Home Joint Ventures under United States generally accepted accounting principles, as may be necessary or appropriate in connection therewith. With a view to marketing the IPO more effectively, the Parties agree to consider taking appropriate steps prior to the IPO that would dissolve BOC or convert it into a Dutch B.V. that would be treated as a partnership for U.S. federal income tax purposes, provided, that such dissolution or conversion would not adversely
          --------
affect any Party.

          SECTION 6.22.  Additional Documents.
                         --------------------

          At Home and Excite Holdings shall use commercially reasonable efforts to deliver to UPC by closing or as promptly as practicable thereafter fully executed copies of the documents listed in Section 6.22 of the At Home Disclosure Schedule.

          SECTION 6.23.  Post Closing Funding.
                         --------------------

          (a) As at the date hereof and conditioned on Closing, Liberty Media Corporation has agreed to provide cash funding to BH in the amount of up to
(Euro) 200 million in accordance with a funding term sheet attached hereto as Annex R. Subject to any other third party funding which may be committed to BOC, UPC and UGC, on the one hand, and At Home on the other hand hereby agree to fund BOC in the amount of up to (Euro) 100 million each on a pro rata basis as to themselves and Liberty Media ("Payment Amount") on the same terms as set out in
                               --------------
the funding term sheet attached hereto as Annex R.

          (b) If for any reason any Party ("Defaulting Party") shall fail to
                                            ----------------
contribute any portion of its Payment Amount as and when due hereunder (a

"Default"), and if such failure continues for ten (10) days after written notice
--------
thereof (a "Default Notice") has been
            --------------
given by the non-defaulting Party or Parties (the "Non-Defaulting Parties"), the
                                                   ----------------------
Non-Defaulting Parties, if they have paid their proportionate shares of the Payment Amount in question, shall have the right to advance to BOC on behalf of the Defaulting Party the amount of such defaulted contribution, such advance to be deemed a loan from the Non-Defaulting Parties to the Defaulting Party. Any such loan (a "Default Loan") shall bear interest from the date of advance until
              ------------
paid at a rate (the "Default Rate") equal to twenty percent (20%) per annum or
                     ------------
such lesser amount as is permissible under applicable usury laws and shall be repaid with interest by the Defaulting Party as set forth below.

          (c) If the Defaulting Party fails to cure such default within forty-five (45) days after written notice thereof from the Non-Defaulting Parties that have advanced such Default Loan to such Defaulting Party (the "Cure Period"),
                                                               -----------
such cure to include the repayment of all Default Loans, together with interest accrued thereon, the Non-Defaulting Parties may at any time thereafter and as long as such default remains uncured (and as the sole and exclusive remedy by reason of such default) exercise the remedy set forth in Section 6.23(d) below. Interest on a Default Loan subsequently paid by a Defaulting Party shall not be deemed an additional capital contribution by such Defaulting Party. While any such Default remains uncured after delivery of the Default Notice, a Defaulting Party shall cease to have the right to participate in the management of BH or BOC or exercise any approval or disapproval rights over the actions of BH or BOC.

          (d) The Non-Defaulting Parties that have advanced a Default Loan with respect to such default shall have the right to (i) convert the Default Loan to a capital contribution and (ii) adjust the Interests (as defined in the BOC Limited Partnership Agreement) of the Parties in accordance with this subsection by written notice thereof to the Defaulting Party at any time following the expiration of the Cure Period for so long as such default remains uncured. Effective upon the giving of such written notice of exercise, the Non-Defaulting Parties shall be deemed to have made an additional capital contribution to BOC equal to one hundred and fifty percent (150%) of the unpaid balance of principal and accrued and unpaid interest of their Default Loan (whereupon the Default Loan shall be deemed satisfied) and the relative share of the Defaulting Party shall be decreased to the percentage obtained by multiplying such Defaulting Parties' relative share by a fraction, the numerator of which is equal to the amount of capital contributed by the Defaulting Party at such time (excluding the amount theretofore represented by the Default Loan including any unpaid interest) and the denominator of which is equal to the sum of the numerator plus one hundred and fifty percent (150%) of the amount of the Default Loan being contributed by the Non-Defaulting Parties. The amount by which the Defaulting Parties' relative share has been thereby reduced shall be added (pro rata, if applicable) to the relative shares of the Non-Defaulting Parties that have advanced the Default Loans. All calculations made pursuant to this Section 6.23(d) shall be made based on the BOC Value determined pursuant to Section 6.20(a). The Parties obligations under this Section 6.23 to provide funding shall terminate upon the closing of an IPO (as defined in the BH Shareholders' Agreement).

          SECTION 6.24.  No Misuse.
                         ---------

          The Parties hereby undertake not to take any action, the primary purpose or the effect of which is to circumvent or frustrate (a) the rights of BOC under this Agreement, the chello Relationship Agreements or the Technology Licensing Term Sheet or (b) the transfer restrictions set forth in Section 3.3(b) of the BH Shareholders' Agreement (it being understood that a transfer of an interest in Excite Holdings or chello Holdings by the Parties is to be treated as a transfer covered by such Section 3.3(b)).

          SECTION 6.25.  [*]
                         ---
          SECTION 6.26.  Certain Other Matters.
                         ---------------------

          (a) The Parties agree that they shall and shall cause BH and BOC to use commercially reasonable efforts to (i) finalize the definitive documentation with respect to this Agreement, the Basic Agreements and the matters contemplated hereby and thereby and (ii) following the Closing, operate the business of BOC and its Subsidiaries, including without limitation, the structuring of contractual arrangements and commitments in a manner which is most efficient and designed to optimize BH's and BOC's position from a tax, accounting and regulatory perspective.

          (b) The Parties acknowledge and agree with and to the matters relating to the UGC Indentures set forth on Annex S hereto.

          [*]

[*]= CERTAIN INFORMATION HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

          (ii)
                                  ARTICLE VII

                                INDEMNIFICATION

          SECTION 7.01.  Indemnification by chello Holdings, UPC and UGC.
                         -----------------------------------------------

          (a) Each of chello Holdings, UPC and UGC shall, indemnify, defend and hold harmless At Home, Excite Holdings and their Controlled Affiliates and officers, agents, directors and employees (the "At Home Indemnified Parties")
                                                ---------------------------
from and against any and all losses, claims, damages, liabilities or expenses (including court costs, reasonable expenses and reasonable attorney's fees) (collectively, "Losses") incurred directly by the At Home Indemnified Parties
                ------
(including, without limitation, in connection with any suit or claim that may be brought against the At Home Indemnified Parties by chello Holdings, UPC and UGC, their Affiliates or third parties) to the extent that such Losses arise out of or accrue from (i) the bad faith or willful misconduct of chello Holdings, UPC or UGC, respectively; (ii) any misrepresentation or breach of any representations or warranties of chello Holdings, UPC or UGC, respectively, set forth in this Agreement or any other Basic Agreement; (iii) any breach by chello Holdings, UPC or UGC, respectively, of any covenants, agreements or undertakings of such Party contained in or made pursuant to this Agreement or any other Basic Agreement; (iv) the failure of chello Holdings, UPC or UGC, respectively, or any of their Controlled Affiliates' failure to comply with any Laws; (v) matters relating to UPC or UGC or their affiliates which are unrelated to the United Group Contributed Assets; or (vi) any unpaid taxes payable by chello or any of its Subsidiaries with respect to taxable periods or portions thereof ending on or prior to the Closing Date.

          (b) To the extent any such Losses are suffered directly by BH and/or its controlled Affiliates (the "BH Group") and, therefore, indirectly by the At
                                --------
Home Indemnified Parties the amount of any indemnification owed hereunder shall be paid to the relevant members of the BH Group and shall be measured with reference to the amount all Losses actually suffered by the relevant members of the BH Group.

          (c) With respect to the matters set forth in Section 4.01, chello Holdings shall initially be liable for any Losses for which indemnification is owed pursuant to Section 7.01(a) (a "United Group Obligation"). To the extent
                                     -----------------------
chello Holdings has not satisfied a United Group Obligation, UPC and UGC shall be liable for the United Group Obligation severally and not jointly up to the amount of the portion of the United Group Obligation that is proportionate to its respective ownership interest of chello Holdings, which ownership interests, together, are 100%.

          SECTION 7.02.  Indemnification by At Home and Excite Holdings.
                         ----------------------------------------------

          (a) Each of At Home and Excite Holdings shall jointly and severally with respect to the matters set forth in Section 5.01 and severally and not jointly with respect to all other matters indemnify, defend and hold harmless UGC, chello Holdings, UPC and their respective Controlled Affiliates and officers, agents, directors and employees (the "United Group Indemnified
                                                ------------------------
Parties") from and against any and all Losses incurred by the United Group
-------
Indemnified Parties (including, without limitation, in connection with any suit or claim that may be brought against the United Group Indemnified Parties by At Home, Excite Holdings, their Affiliates or third parties) to the extent that such Losses arise out of or accrue from (i) the bad faith or willful misconduct of At Home, Excite Holdings or their Controlled Affiliates; (ii) any misrepresentation or breach of any representations or warranties of At Home or Excite Holdings set forth in this Agreement or any other Basic Agreement (provided, that, for purposes of determining whether there has been a breach of the representation and warranty in the final sentence of Section 5.01(d), such representation and warranty shall be read without qualification as to At Home's Knowledge); (iii) any breach by At Home or Excite Holdings of any covenants, agreements or undertakings of such Party contained in or made pursuant to this Agreement or any other Basic Agreement; (iv) the failure of At Home or Excite Holdings or their Controlled Affiliates to comply with any Laws; (v) matters related to At Home, its Affiliates or the At Home Joint Ventures which are unrelated to the At Home Contributed Assets; or (vi) any unpaid taxes payable by At Home International Entities with respect to taxable periods or portions thereof ending on or prior to the Closing Date.

          (b) To the extent any such losses, claims, damages, liabilities or expenses are suffered directly by the BH Group and, therefore, indirectly by the United Group Indemnified Parties the amount of any indemnification owed hereunder shall be paid to the relevant members of the BH Group and shall be measured with reference to the amount of all Losses actually suffered by the relevant members of the BH Group.

          SECTION 7.03.  Indemnification Procedures.
                        ---------------------------

          Whenever any At Home Party or United Group Party, as the case may be (the "Indemnified Party"), shall become aware that a claim has been asserted or
      -----------------
threatened which, if valid, would subject chello Holdings, UPC, UGC, At Home or Excite Holdings, as the case may be (the "Indemnifying Party"), to an indemnity
                                          ------------------
obligation under this Agreement, the Indemnified Party promptly will notify the Indemnifying Party in writing of such claim in sufficient detail to enable the Indemnifying Party to evaluate the claim. The Indemnifying Party will have the right, but not the obligation, to assume the defense of such claim. If the Indemnifying Party fails to assume the defense of such claim within forty five
(45) days after the receipt of notice of the claim, the Indemnified Party (upon delivering written notice to such effect to the Indemnifying Party) shall have the right to undertake, at the Indemnifying Party's cost and expense, the defense, compromise or settlement of such claim, subject to the right of the Indemnifying Party to assume the defense of such claim at any time prior to settlement, compromise or final determination thereof, and provided, however,
                                                           --------  -------
that the Indemnified Party shall not enter into any such compromise or settlement without the written consent of the Indemnifying Party. In the event the Indemnified Party assumes the defense of the claim, the Indemnified Party will keep the Indemnifying Party reasonably informed of the progress of any such defense, compromise or settlement. Written notice of any indemnification claim arising under Sections 7.01(a)(ii) or 7.02(a)(ii) must be given by the Indemnified Party to the Indemnifying Party prior to the date which is eighteen
(18) months
following the Closing. If written notice of a claim has been given prior to the expiration of the representations and warranties hereunder, then the relevant representations and warranties shall survive as to such claim, until such claim has been finally resolved. No At Home Indemnified Party or UPC Indemnified Party shall have any right under Section 7.01(a)(ii) or Section 7.02(a)(ii) to commence any action or pursue any claim for indemnification thereunder unless and until the total amount of alleged Losses incurred by the At Home Indemnified Parties or the United Group Indemnified Parties, respectively, exceeds $35 million (the "Basket Amount"), in which case indemtification may be sought for
              -------------
the full amount thereof without regard to such threshold; provided that, in determining Losses under indemnification claims arising under Section 7.01(a)(ii) and 7.02(a)(ii) all representations and warranties set forth herein shall be read without regard to any of the materiality qualifications or qualifications as to Material Adverse Effect set forth therein.

          SECTION 7.04.  Indemnification to Benefit BH and BOC.
                         -------------------------------------

          The Parties hereto agree that each member of the BH Group is intended to be a third-party beneficiary of the indemnification provisions set forth in this Article VII and that Broadband Holdings shall have the right to enforce indemnification as if it were a Party hereto.

          SECTION 7.05.  Limitation on Damages.
                         ---------------------

          (a) Limitation on Damages.  NO PARTY SHALL BE LIABLE FOR ANY INDIRECT,
              ---------------------
SPECIAL, INCIDENTAL OR CONSEQUENTIAL LOSS OR DAMAGE (INCLUDING, WITHOUT LIMITATION, LOSS OF PROFITS OR LOSS OF USE) SUFFERED BY ANY OTHER PARTY ARISING FROM OR RELATING TO A PARTY'S PERFORMANCE, NON-PERFORMANCE, BREACH OF OR DEFAULT UNDER A COVENANT, WARRANTY, REPRESENTATION, TERM OR CONDITION HEREOF, EACH PARTY WAIVES AND RELINQUISHES CLAIMS FOR INDIRECT, SPECIAL, INCIDENTAL OR CONSEQUENTIAL DAMAGES. THE LIMITATIONS ON LIABILITY AND DAMAGES SET FORTH IN THIS SECTION APPLY TO ALL CAUSES OF ACTION THAT MAY BE ASSERTED HEREUNDER, WHETHER SOUNDING IN BREACH OF CONTRACT, BREACH OF WARRANTY, TORT, PRODUCT LIABILITY, NEGLIGENCE OR OTHERWISE.

          (b) Contractual Limitation Period.  Any arbitration, litigation,
              -----------------------------
judicial reference or other legal proceeding involving the parties shall be commenced within two (2) years after the accrual of the cause of action, except for arbitration, litigation, judicial reference or other legal proceedings in respect to claims for indemnification under the provisions of this Agreement for which notice has been given within the time period specified in Section 7.03, which indemnification claims shall be commenced within the statutory limitations period provided by applicable Law.

                                 ARTICLE VIII

                             TERM AND TERMINATION

          SECTION 8.01.  Term of the Agreement.
                         ---------------------

This Agreement may be terminated by (i) At Home (for At Home and Excite Holdings) or (ii) UPC (for chello Holdings, UPC and UGC) (A) within two business days following the 10th business day from the date hereof upon failure of the condition set forth in
Section 3.02(c) and (B) if the Closing hereunder has not occurred prior to November 30, 2000 (the "Drop-Dead Date"); provided, that, (x) if European
                        --------------
Commission or other material regulatory approval has not been received by the date which is five (5) business days prior to November 30, 2000 and review is pending with respect thereto, the Drop-Dead Date shall be extended until the date that is ten (10) business days after receipt of such approval, or (y) if all of the conditions to Closing set forth in Section 3.02 have been met and either an At Home Party, on the one hand, or a United Group Party, on the other, has failed to satisfy its conditions to Closing, and the other parties (the "Performing Group") have satisfied their conditions to Closing and, but for the
 ----------------
failure of the conditions to their obligations to close to be satisfied, are prepared to close, the Performing Group, may, at its election extend the Drop-Dead Date, but in no event shall the Drop-Dead Date, be extended pursuant to clause (x) or clause (y) later than February 28, 2001. Once the Closing has occurred, except for the representations and warranties in Articles IV and V which shall survive for a period of eighteen months (18) following Closing and the indemnification obligations in Article VII, which, except as otherwise set forth in Section 7.03, shall survive indefinitely notwithstanding any termination of this Agreement pursuant to Section 8.02, this Agreement shall remain in force in perpetuity (the "Term") unless and until earlier terminated
                                    ----
pursuant to Section 8.02.

          SECTION 8.02.  Termination by At Home or UPC.
                         -----------------------------

          From the date hereof until an IPO of Broadband Holdings has been completed, this Agreement shall be subject to termination upon the occurrence of any of the following events. UPC and UGC (with respect to the following events occurring with regard to At Home or Excite Holdings (each an "At Home Party") or
                                                              -------------
BOC) or At Home (with respect to the following events occurring with regard to chello Holdings, UPC or UGC (each a "United Group Party") or BOC), may terminate
                                     ------------------
this Agreement immediately upon notice if:

          (i) an At Home Party, or a United Group Party or BOC, respectively, files a petition for bankruptcy or is adjudicated as bankrupt (or the equivalent in any country in which either party operates);

          (ii) a petition in bankruptcy (or the equivalent in any country in which either party operates) is filed against an At Home Party or a United Group Party or BOC, respectively, and such petition is not removed or resolved within ninety (90) calendar days;

          (iii) an At Home Party or a United Group Party or BOC, respectively, makes an assignment for the benefit of its creditors or an arrangement for its creditors pursuant to any bankruptcy laws;

          (iv) an At Home Party or a United Group Party or BOC, respectively, discontinues its business; or

          (v) a receiver is appointed for an At Home Party or a United Group Party or BOC, respectively, or its business.

          (b) After an IPO of Broadband Holdings has been completed, this Agreement shall be subject to termination upon the occurrence of any of the following events. UPC, UGC or At Home (in each case, only with respect to the following events occurring with regard to BOC) or a committee of the Supervisory Directors of Broadband Holdings, which committee shall be comprised only of the independent members of such

Supervisory Board (with respect to the following events occurring with regard to a United Group Party or an At Home Party) may terminate this Agreement immediately if:

          (i) an At Home Party, or a United Group Party or BOC, respectively, files a petition for bankruptcy or is adjudicated as bankrupt (or the equivalent in any country in which either party operates);

          (ii) a petition in bankruptcy (or the equivalent in any country in which either party operates) is filed against an At Home Party or a United Group Party or BOC, respectively, and such petition is not removed or resolved within ninety (90) calendar days;

          (iii) an At Home Party or a United Group Party or BOC, respectively, makes an assignment for the benefit of its creditors or an arrangement for its creditors pursuant to any bankruptcy laws;

          (iv) an At Home Party or a United Group Party or BOC, respectively, discontinues its business; or

          (v) a receiver is appointed for an At Home Party or a United Group Party or BOC, respectively, or its business.

          SECTION 8.03.  Effect of Termination.
                         ---------------------

          (a) Termination of this Agreement by a Party shall not act as a waiver of any breach of this Agreement and shall not act as a release of any Party hereto from any liability for breach of such Party's obligations under this Agreement.

          (b) Within 90 calendar days following the termination of this Agreement, each Party shall pay to the other Party all sums, if any, due and owing as of the date of termination, net of any amounts due from the other Party as of such date.

          (c) Upon any termination of this Agreement pursuant to Section 8.02, the Party terminating this Agreement may at its option cancel and terminate this Agreement and the other Basic Agreements upon written notice to the other Parties hereto and to BOC, and from the date of such cancellation or termination the Party so terminating this Agreement shall be entitled to enter into such other agreements or arrangements with respect to the Covered Business and Covered Services as it shall deem necessary or appropriate without regard to the provisions of this Agreement or the other Basic Agreements.

                                  ARTICLE IX

                              DISPUTE RESOLUTION

          SECTION 9.01.  Negotiation Between Executives.
                         ------------------------------
          (a) Each of the Parties shall attempt in good faith to resolve any dispute arising out of or relating to the interpretation, breach or termination of this Agreement and any other Basic Agreement (a "Dispute") promptly by
                                                    -------
negotiations between executives of the disputing Parties who have authority to settle the Dispute. Any Party who is a party to a Dispute may give the other Parties written notice of any Dispute not resolved in the normal course of business. Within twenty (20) days after delivery of such a notice, executives of all

Parties involved in the Dispute who have authority to settle the Dispute shall meet at a mutually acceptable time and place, and thereafter as often as they reasonably deem necessary, to attempt to resolve the Dispute. All negotiations pursuant to this Section 9.01 shall be confidential.

          SECTION 9.02.  Jurisdiction; Waiver of Jury Trial.
                         ----------------------------------

          All actions and proceedings arising out of or relating to this Agreement shall be heard and determined exclusively in any federal court sitting in the City of New York. The Parties hereby (i) submit to the exclusive jurisdiction of any federal court sitting in the city of New York for the purpose of any Action arising out of or relating to this Agreement brought by any party hereto, and (ii) irrevocably waive, and agree not to assert by way of motion, defense, or otherwise, in any such Action, any claim that it is not subject personally to the jurisdiction of the above-named courts, that its property is exempt or immune from attachment or execution, that the Action is brought in an inconvenient forum, that the venue of the Action is improper, or that this Agreement or the transactions contemplated hereby may not be enforced in or by any of the above-named courts.

          (b) Each of the Parties hereby waives to the fullest extent permitted by applicable law any right it may have to a trial by jury with respect to any litigation directly or indirectly arising out of, under or in connection with this Agreement or the transactions contemplated hereby. Each of the Parties (i) certifies that no representative, agent or attorney of any other party has represented, expressly or otherwise, that such other party would not, in the event of litigation, seek to enforce the foregoing waiver and (ii) acknowledges that it and the other Parties have been induced to enter into this Agreement and the transactions contemplated hereby as applicable, by, among other things, the mutual waivers and certifications in this Section 9.02(b).

          SECTION 9.03.  Irreparable Harm.
                         ----------------

          The Parties hereby reserve their right to seek immediate injunctive relief in the event of the breach of any provision of this Agreement where such breach may cause irreparable harm, the extent of which would be difficult to ascertain. Accordingly, they agree that, in addition to any other legal remedies to which a non-breaching Party might be entitled, such Party may seek immediate injunctive relief in the event of any breach of any of the provisions of this Agreement through any federal court sitting in the City of New York.

                                   ARTICLE X

                           MISCELLANEOUS PROVISIONS

          SECTION 10.01.  No Agency or Partnership.
                          ------------------------

          Nothing in this Agreement or the Annexes, Exhibits or Schedules hereto shall be deemed to create any partnership or agency relationship between any Parties or between all the Parties, except that it is intended for U.S. federal income tax purposes that the Broadband Operating Company shall elect to be treated as a partnership and the Parties agree that they shall cause BOC to take all such steps as may be necessary to effect such election. No Party shall be entitled to act on behalf of and/or bind any one or more of the others without prior written authorization establishing its authority to do so.

          SECTION 10.02.  Expenses.
                          --------

          (a) Except as otherwise provided in this Agreement, all costs and expenses, including, without limitation, fees and disbursements of counsel, financial advisors and accountants, incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the Party incurring such costs and expenses; provided, however, that if the Closing occurs, BOC shall, upon receipt of proper documentation, pay the reasonable costs and expenses, including, without limitation, applicable transfer taxes or fees, of each Party and each Party shall have the right to be reimbursed by BOC for such reasonable costs and expenses upon presentation of proper documentation; provided, further, that the maximum amount to be paid or reimbursed to (i) UPC, UGC and chello Holdings, as a group, and (ii) At Home and Excite Holdings, as a group, hereunder by BOC shall be $17.5 million each (or $35 million in the aggregate).

          (b) From and after the Closing Date, neither UPC and UGC, on the one hand, nor At Home on the other (nor any of their respective Affiliates) will incur any expenses reimbursable to such Party by a member of the BH Group at any time without the prior written approval of BH or BOC. Any such approval given by BH or BOC will be memorialized by BOC issuing a purchase order detailing the services to be performed and the relevant cost.

          SECTION 10.03.  Notices.
                          -------

          All notices, requests, claims, demands and other communications hereunder shall be in writing in the English language and shall be given or made (and shall be deemed to have been duly given or made upon receipt) by delivery in person, by courier service, by cable, by telecopy, by telegram, by telex or by registered or certified mail (postage prepaid, return receipt requested) to the respective Parties at the following addresses (or at such other address for a Party as shall be specified in a notice given in accordance with this Section 9.03):

          (a)  if to At Home:

               At Home Corporation
               555 Broadway Street
               Redwood City, CA 94063
               Attention:  Mark Stevens, Executive Vice President
                  with a copy to the General Counsel
               Telecopy No:  (650) 556 5100

          (b)  if to UPC:

               United Pan-Europe Communications N.V.
               Fred. Roeskestraat 123
               1076 EE Amsterdam
               The Netherlands
               Attention:  Legal Department
               Telecopy No: +31 20 778-9871

               with a copy to:

               chello broadband N.V.
               Boeing Avenue 101
               1119 PE Schipol RIJK
               The Netherlands
               Attention: Roger Lynch, Chief Executive Officer
               Telecopy No: +31 20 8344 8245

          (c)  if to UGC:

               UnitedGlobalCom, Inc.
               4643 South Nisler Street
               Suite 1300
               Denver, CO  80237
               Attention:  Legal Department
               Telecopy No: (303) 220-3117

          SECTION 10.04.  Headings.
                          --------

          The descriptive headings contained in this Agreement are for convenience of reference only and shall not affect in any way the meaning or interpretation of this Agreement.

          SECTION 10.05.  Severability.
                          ------------

          If any term or other provision of this Agreement or any other Basic Agreement is invalid, illegal or incapable of being enforced by any Law or public policy, all other terms and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement or such other Basic Agreement so as to effect the original intent of the Parties as closely as possible in an acceptable manner in order that the transactions contemplated hereby are consummated as originally contemplated to the greatest extent possible.

          SECTION 10.06.  Entire Agreement.
                          ----------------

          This Agreement together with the Annexes, Exhibits and Schedules hereto constitutes the entire agreement of the Parties hereto with respect to the subject matter hereof and thereof and supersedes all prior agreements and undertakings, both written and oral, between the Parties with respect to the subject matter hereof and thereof.

          SECTION 10.07.  Assignment.
                          ----------

          Except as expressly provided herein or therein, neither this Agreement nor any of the Basic Agreements may be assigned by any Party by operation of Law or otherwise without the express written consent of each of the other Parties (which consent may be granted or withheld in the sole discretion of each such other party).

          SECTION 10.08.  No Third Party Beneficiaries.
                          ----------------------------

          Except as expressly set forth herein and except for BH and BOC which, from and after the Closing, shall be a third party beneficiary entitled to enforce the rights and shall be burdened by the obligations provided for herein that apply to BH and BOC, this Agreement shall be binding upon and inure solely to the benefit of the Parties and their permitted assigns and nothing herein, express or implied, is intended to or shall confer upon any other Person any legal or equitable right, benefit or remedy of any nature whatsoever under or by reason of this Agreement. The Parties hereby agree to cause BH and BOC to sign an agreement acknowledging the foregoing.

          SECTION 10.09.  No Broker's Fees.
                          ----------------

          Each Party agrees that no Person or entity is or will be entitled to a brokers' fee or finders' fee or any other similar commission directly or indirectly from such Party, except as previously disclosed in writing to the other Parties. Each of the Parties agrees to indemnify the other Parties against any and all liabilities that may arise due to the activities of such Party with respect to any Person acting as a broker or finder unless previously disclosed to the other Parties and specifically agreed to by them.

          SECTION 10.10.  Amendment.
                          ---------

          This Agreement may not be amended or modified except by an instrument in writing signed by, or on behalf of, each of the Parties.

          SECTION 10.11.  Governing Law.
                          -------------

          This Agreement shall be governed by, and construed in accordance with, the Laws of the State of New York without regard to conflict of law principles thereof.

          SECTION 10.12.  Counterparts.
                          ------------

          This Agreement may be executed in one or more counterparts, and by the different Parties in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

          SECTION 10.13.  Press Releases.
                          --------------

          No Party hereto shall issue any press releases or make any public announcements of any of the transactions contemplated by this Agreement except as may be mutually agreed to in writing by the Parties; provided, however, that
                                                        --------  -------
notwithstanding the foregoing, each Party shall be permitted upon prior notice to the other Parties, to make such disclosures to the public or governmental authorities as their respective counsel shall deem necessary to maintain compliance with, or to prevent violation of, applicable laws.

          SECTION 10.14. Code Names.
                         ----------

          The parties agree that each reference in the Basic Agreements to (a) "Energy" or "Energy Corporation" shall be a reference to "At Home Corporation",
(b) "Energy Holdings" or "Energy Holdings Corporation" shall be a reference to "Excite Holdings Corporation", (c) "Power" shall be a reference to "United Pan-Europe Communications N.V,", (d) "Superpower" or "Superpower, Inc." shall be a reference to "UnitedGlobalCom,

Inc.", (e) "Catalyst" or "Catalyst N.V." shall be a reference to "chello broadband N.V." and (f) "Power Holdings" or "Power Holdings C.V." shall be a reference to "chello Holdings C.V."

          IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed as of the first date written above by their respective officers thereunto duly authorized.

                                    AT HOME CORPORATION

                                    By: /s/ Mark Stevens
                                       -----------------
                                          Name: Mark Stevens
                                          Title: Executive Vice President


                                    UNITED PAN-EUROPE COMMUNICATIONS N.V.

                                    By: /s/ Charles Bracken
                                        -------------------
                                          Name: Charles Bracken
                                          Title: Chief Financial Officer

                                    UNITEDGLOBALCOM, INC.

                                    By: /s/ Ellen P. Spangler
                                        ---------------------
                                          Name: Ellen P. Spangler
                                          Title: Senior Vice President

                                       68